             AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                             ON DECEMBER 29, 2000

                        REGISTRATION 333-______________

================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 VSOURCE, INC.
                (Name of small business issuer in its charter)

       DELAWARE                              7389                      77-0557617
(State or jurisdiction of          (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)     Classification Code Number)    Identification No.)

                        5740 RALSTON STREET, SUITE 110
                          VENTURA, CALIFORNIA  93003
                                (805) 677-6720
         (Address and telephone number of principal executive offices)


                        5740 RALSTON STREET, SUITE 110
                          VENTURA, CALIFORNIA  93003
                                (805) 677-6720
(Address of principal place of business or intended principal place of business)


                              ROBERT C. MCSHIRLEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 VSOURCE, INC.
                        5740 RALSTON STREET, SUITE 110
                          VENTURA, CALIFORNIA  93003
                                (805) 677-6720
           (Name, address and telephone number of agent for service)

                                  COPIES TO:

                            KAREN I. CALHOUN, ESQ.
                    SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
                       650 TOWN CENTER DRIVE, 4TH FLOOR
                      COSTA MESA, CALIFORNIA  92626-1925
                                (714) 513-5100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and from time to time thereafter.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

================================================================================

  TITLE OF EACH             AMOUNT         PROPOSED    MAXIMUM       AMOUNT OF
     CLASS OF          TO BE REGISTERED     MAXIMUM   AGGREGATE    REGISTRATION
 SECURITIES TO BE                          OFFERING    OFFERING         FEE
    REGISTERED                             PRICE PER  PRICE (1)
                                           SHARE (1)
--------------------------------------------------------------------------------

Common Stock,        3,006,543 shares (2)    $1.72     $5,171,254    $1,365.21
$0.01 par value
--------------------------------------------------------------------------------

================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low prices reported in the consolidated reporting system as of December 28, 2000.

(2) Includes (i) the number of shares issued upon conversion of the Series 2-A Preferred Stock and (ii) 1,334,215 shares issuable upon exercise of certain purchase warrants.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                       PROSPECTUS SUBJECT TO COMPLETION

                            DATED DECEMBER 29, 2000

                                 VSOURCE, INC.

                3,006,543 SHARES COMMON STOCK, $0.01 PAR VALUE

  See a discussion of "Risk Factors" associated with this offering on Page 5.

3,006,543 shares of Common Stock, with $0.01 par value, of Vsource, Inc., a Delaware corporation (the "Company" or "us" or "we"), are being offered for resale by certain security holders of the Company (the "Registering Shareholders"). The Shares being registered are issuable upon the conversion of Series 2-A Convertible Preferred Stock and upon the exercise of warrants to purchase Common Stock. We will not receive any of the proceeds from the sale of the Shares offered hereunder by the Registering Shareholders. The offering is made to fulfill our contractual obligations to the Registering Shareholders to register certain shares held by the Registering Shareholders.

If this registration statement is not effective on or before January 16, 2001, we must issue to each holder of Series 2-A Preferred an additional warrant to purchase Common Stock in an aggregate amount equal to two percent (2%) of the registrable shares held by such holder for each thirty (30) day period this registration statement is not effective by January 16, 2001. The additional warrants would have terms of five (5) years and an exercise price of $6.41 per share. For example, if this registration statement is not effective until February 15, 2001, we would issue warrants to purchase an aggregate of 36,358 shares of Common Stock. If this registration statement is not effective until March 17, 2001, we would issue warrants to purchase an aggregate of 72,715 shares of Common Stock. We will amend this registration statement to add the Common Stock underlying those warrants to be covered by this registration statement.

Our Common Stock is listed on the Nasdaq National Market under the symbol "VSRC." The last reported trade on December 28, 2000 on the Nasdaq National Market was for $1.84375 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS
                               -----------------

                                                                                       Page
                                                                                       ----
SUMMARY INFORMATION AND RISK FACTORS..................................................   3

RISK FACTORS..........................................................................   4

USE OF PROCEEDS.......................................................................  16

SELLING SECURITY HOLDERS..............................................................  16

PLAN OF DISTRIBUTION..................................................................  21

LEGAL PROCEEDINGS.....................................................................  22

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..........................  23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........................  25

DESCRIPTION OF SECURITIES TO BE REGISTERED............................................  29

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...  30

DESCRIPTION OF THE BUSINESS...........................................................  31
     Growth of the Internet and E-commerce............................................  31

MANAGEMENT'S DISCUSSION AND ANALYSIS
     OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.................................  41

PLAN OF OPERATION.....................................................................  51

PROPERTY..............................................................................  52

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................................  53

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS..............................  54

EXECUTIVE COMPENSATION................................................................  55

FINANCIAL STATEMENTS..................................................................  58

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE..  85

                     SUMMARY INFORMATION AND RISK FACTORS

                                 VSOURCE, INC.
                       3,006,543 SHARES OF COMMON STOCK

     The following summary is qualified in its entirety by the more detailed information and financial statements, including notes thereto, appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

     This Prospectus covers 3,006,543 shares of Common Stock, with $0.01 par value, of Vsource, Inc. offered for resale by certain security holders of the Company (the "Registering Shareholders") as described more fully herein. All references herein to us, Vsource, Inc., the Company or the Registrant may be to the Company's predecessor due to the Company's reincorporation in Delaware on November 8, 2000.

     This Prospectus covers all of the shares of Common Stock issuable upon the conversion of the Series 2-A Convertible Preferred Stock (the "Series 2-A Preferred") issued to the investors listed herein under "Registering Shareholders" pursuant to an August 28, 2000 and September 18, 2000 private placement and the exercise of related warrants. In addition, this Prospectus covers shares of Common Stock issued and issuable upon the exercise of warrants issued to the consultants and service providers to the Company listed herein under "Registering Shareholders."

     The Shares may be offered by the Registering Shareholders from time to time in transactions (which may include block transactions) in the Nasdaq National Market, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Registering Shareholders may effect such transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the Registering Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Company has agreed to bear all expenses of registration of the Shares, but all selling and other expenses incurred by the Registering Shareholders will be borne by the Registering Shareholders.

     The Registering Shareholders and any broker-dealers, agents or underwriters that participate with the Registering Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and the commission paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Registering Shareholders" and "Plan of Distribution."

     The Company is positioning itself to be a leading provider of business-to-business electronic procurement services (eProcurement). The Company's Virtual Source Network ("VSN") allows buyers and suppliers to conduct business transactions on the Internet in an efficient and cost-effective manner. The Company creates and markets its eProcurement services via a "pure" Internet-based Application Service Provider ("ASP") model which enables the Company's clients to access computer software and data that reside on a remote server rather than the user's own computer or local area network server. The clients may access the Company's software on a rental basis through an Internet browser and, therefore, are not required to invest in the ownership of a perpetual right to use the software, nor do the clients have to procure any hardware to operate the software application. Using the ASP model, the Company charges an initial set-up fee to use the software and then charges on a time or transaction basis for usage of the software depending on the requirements of the individual client.

     The Company's objective is to create the leading pure Internet-based ASP electronic commerce network platform for the business-to-business customer and supplier. The Company intends to create the leading virtual marketplace for business-to-business goods and services, and feels that the ASP technology provides customers an advantage not presently offered by competitive eProcurement providers.

                                 RISK FACTORS

     In addition to the other information contained in this Prospectus, investors should carefully consider the following risk factors before making an investment decision concerning the Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements in this document constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, there is no guarantee that future results, levels of activity, performance or achievements will be attained. Moreover, neither management nor any other person assumes responsibility for the accuracy and completeness of these statements.

     The Company's business, financial condition and results of operations may be impacted by a number of factors including, without limitation, the factors discussed below.

RISKS RELATED TO THE COMPANY'S BUSINESS

Need For Additional Capital
---------------------------

     The Company has recorded substantial operating losses and, as of October 31, 2000, has an accumulated deficit of approximately $41.8 million. The Company received funding of approximately $10.7 million in August and September 2000 related to the issuance of preferred shares. Although these funds will provide operating capital for one year or more, the Company may require additional funding before it can finance its operations and growth wholly on internally generated funds.

Anti-Takeover Provisions
------------------------

     In connection with the Company's reincorporation in Delaware, the Company increased the number of shares of common stock authorized for issuance to 100,000,000. The issuance of additional shares of common stock could have the effect of delaying, deferring or preventing a change in control of the Company, even if such change in control would be beneficial to the Company's stockholders.

     The terms of certain provisions of the Company's Certificate of Incorporation and Bylaws may have the effect of discouraging a change in control of the Company. Such provisions include the requirement that all stockholder action must be effected at a duly-called annual meeting or special meeting of the stockholders and the requirement that stockholders follow an advance notification procedure for stockholder business to be considered at any meeting of stockholders.

Limited Operating History
-------------------------

     VSN, the Company's primary service offering, began operations in October 1996 when the earlier version of VSN, a software application for personal computers rather than an Internet application, was successfully installed and used at a private company in southern California. The Company has had a limited operating history since then, although it did successfully install the earlier VSN version (personal computer application) for several clients, and was paid the annual subscription rate then in effect. This limited history makes an evaluation of the Company's future prospects very difficult. The new Internet version of VSN is now available for evaluation and use by customers, but does not yet have any fully operational customers. As such, because of the limited operational history of VSN, there can be no assurances that the product will meet the needs of potential customers or that the product will operate correctly.

Risks of Early Stage Company; New, Rapidly Changing Market; Need to Attract
---------------------------------------------------------------------------
Large Corporations
------------------

     The market for Internet applications and services is at an early stage, and changing rapidly. Internet procurement is a relatively new market. Its rate of growth and change is unpredictable, as is the nature of this change. The Company will encounter the risks and difficulties often encountered by early stage companies in new and rapidly evolving markets. The Company's initial success will depend upon attracting several large, technologically advanced corporations to use VSN, and their favorable results from this usage. Subsequent success will depend on the Company's ability to communicate these early successes to the marketplace, thus attracting significant numbers of other businesses and buying organizations. No assurance can be given that the Company will be successful in the marketplace, or if successful, that it will attract significant numbers of clients. There can be no assurance that an adequate demand for, and usage of, the Company's products will develop.

Complex Implementation and Integration of Virtual Source Network May Impede
---------------------------------------------------------------------------
Market Penetration
------------------

     The installation of VSN, including integration with a client's systems currently in use, can be a complex, time consuming and expensive process. The Company anticipates that some of its initial customers will be mid-sized or larger organizations that will require that VSN undergo substantial customization to meet their needs. These firms will also likely require that VSN be integrated with existing internal Enterprise Resource Planning ("ERP") and other operational systems. The Company's management estimates that the installation and integration process may take anywhere from one month to six weeks or longer in some cases, depending on the size of the client, the complexity of its operations, the configurations of its current computer systems, and other systems projects that compete for the time and attention of the Information Technology departments of the clients. Management also expects that most integration projects in larger companies will involve various integrators as outside systems consultants to the client. The Company's ability to continually enhance the features of VSN, in response to clients' widely differing needs, is yet to be proven. The Company's ability to develop a simplified version for smaller businesses that is inexpensive to implement is also unproven. As a result, VSN may not achieve significant market penetration in the near future, or ever.

Large Operating Losses Expected to Continue
-------------------------------------------

     As discussed above, the Company has accumulated substantial net losses through October 31, 2000. Since inception, the Company has not had material revenues, and has recognized only a small amount of revenue from the Internet version of VSN. The Company expects to derive the majority of its revenues from VSN fees over the next five years. In addition, provided that revenues develop more or less as expected, the Company expects to spend a substantial portion of revenues during the next two or three years on marketing, sales, technology development, training and administration. There can be no assurance that the Company will be able to fund these expenses.

Failure to Maintain Listing on Major Stock Market
-------------------------------------------------

     Although the Company's common stock began trading on the Nasdaq National Market System on October 30, 2000, there is no assurance that the Company will continually achieve the requirements for continued listing on the Nasdaq National Market System. The Company's common stock is currently trading below $5.00 per share. If the stock continues to trade below $5.00 per share, the Company may be the subject of de-listing or transfer to the Nasdaq SmallCap Market. While the listing of the Company's stock does not have a direct effect on the Company's operations, it has an effect on the perception of the Company amongst potential investors and can have an effect on the ability of the Company to raise additional funds. It can also impact the dilution associated with any financing.

Effect of Increased Operating Expenses on Operations And Price of Common Stock
------------------------------------------------------------------------------

     The Company plans to increase operating expenses to expand its sales and marketing operations, establish new strategic relationships, fund additional systems development, and increase its business and technical staff. These planned expenses will increase operating losses during reporting periods before significant revenues develop. These increased losses could have a negative effect on the price of the Company's common stock.

Dependence on Virtual Source Network Anticipated Revenues
---------------------------------------------------------

     The Company expects that when revenues do develop, substantially all of those revenues will come from VSN clients. Although VSN fees are believed by management of the Company to be below those currently charged for leading competitive systems and services, future reductions in competitive prices could negatively impact the demand for, or usage of, VSN. These changes may impede VSN's ability to achieve broad market acceptance, thus negatively impacting the Company's opportunity to eventually become profitable. There can be no assurance that broad and timely acceptance of VSN, which is critical to the Company's future success, will be achieved. Failure to achieve anticipated revenues would have adverse consequences for the Company.

Dependence on One Product
-------------------------

     At the present time all of the Company's resources are being devoted to the development and marketing of VSN. The Company expects to depend on VSN for substantially all of the Company's revenues for the foreseeable future. Accordingly, if VSN is not accepted by customers or potential customers, or does not generate the demand or revenues necessary to the Company, the Company may face serious or irreparable harm.

Dependence on Sales and Marketing Relationships for Growth
----------------------------------------------------------

     The Company's business model includes generating sales through its alliance and affiliate programs. Consequently, the Company will depend, in part, on sales and marketing strategic relationships for growth. The Company has established and plans to continue to establish sales and marketing strategic relationships with large organizations as part of our growth strategy. Such relationships may not contribute to increased use of the Company's services, help the Company add new clients, or increase the Company's revenue. The Company may not be able to enter into new relationships or renew existing relationships on favorable terms, if at all. In addition, the Company may not be able to recover costs and the expenses associated with the formation of these programs.

Third Party Implementation/Integration of Virtual Source Network; Negative
--------------------------------------------------------------------------
Impact upon Revenue Goals If Third Parties Unavailable or Do Not Perform
------------------------------------------------------------------------

     The Company expects to rely, to a large degree, on a number of third parties to propose and explain VSN to prospective clients, to sell pilot projects to the clients, and to integrate VSN with clients' existing systems, and to train users when VSN is rolled out for general usage. The Company itself is planning to work with clients and third parties to implement the pilot projects. The Company's ability to support its strategic partners, in pursuit of large numbers of buyers and suppliers, is yet to be proven. If the Company is unable to establish and maintain effective, long-term relationships with these third parties, if these third parties are unable to meet the needs and expectations of VSN clients, or if the Company cannot properly implement pilot projects, the Company will likely have difficulty achieving its revenue goals.

Unsuccessful Acquisitions Could Harm Our Operating Results, Business and Growth
-------------------------------------------------------------------------------

     The Company may acquire businesses, products and technologies that complement or augment the Company's existing businesses, services and technologies. The inability to integrate any newly acquired entities or technologies effectively could harm the Company's operating results, business and growth. Integrating any newly acquired businesses or technologies may be expensive and time consuming. To finance any acquisitions, the Company may need to raise additional funds through public or private financings. Any equity or debt financings, if available at all, may be on terms that are not favorable to the Company and, in the case of equity financings, may result in dilution to the Company's stockholders. The Company may not be able to operate any acquired businesses profitably or otherwise implement the Company's business strategy successfully.

Long Sales Cycle for Large Corporate Accounts Could Cause Delays in Revenue
---------------------------------------------------------------------------
Growth
------

     The Company's sales cycles for large corporate accounts may take many months to complete and may vary from contract to contract. Further, the Company expects that a large number of then Company's clients may be introduced to VSN through such large accounts. Lengthy sales cycles for large corporate accounts could cause delays in revenue growth, and result in significant fluctuations in the Company's quarterly operating results. The length of the sales cycle may vary depending on a number of factors over which the Company may have little or no control, including the internal decision making process of the potential customer and the level of competition that the Company encounters in its selling activities. Additionally, since the market for business-to-business e-commerce is relatively new, the Company believes that it will have to educate many potential customers about the use and benefits of the Company's products and services, which can in turn prolong the sales process. The Company has provided access to VSN on a trial basis for customer evaluation, which again may prolong the sales process. Sales made through third parties, such as the Company's alliance partners, can further extend sales cycles.

Quarterly Results May Be Subject to Significant Fluctuations; Expectations of
-----------------------------------------------------------------------------
Investors and Analysts May Not Be Met
-------------------------------------

     The Company expects that its quarterly operating results will fluctuate significantly due to many factors, many of which are outside the control of the Company. Such factors include:

     - demand for and market acceptance of VSN
     - inconsistent growth, if any, of the Company's client base
     - loss of key customers or strategic partners
     - timing of the recognition of revenue for large contracts
     - variations in the dollar volume of transactions effected through VSN
     - intense and increased competition
     - introductions of new services or enhancements, or changes in pricing policies, by the Company and its competitors
     - the Company's ability to control costs
     - reliable continuity of VSN availability

     The Company believes that quarterly revenues, expenses and operating results are likely to vary significantly in the future, that period-to-period comparisons of results of operations are not necessarily meaningful and that, as a result, such comparisons should not be relied upon as indications of future performance. Due to these and other factors, it is likely that the Company's operating results will be below market analysts' expectations in some future quarters, which would cause the market price of the Company's stock to decline.

Competitive "Business-to-Business" Internet Commerce Market; Effect on Market
-----------------------------------------------------------------------------
Share and Business
------------------

     The market for VSN is very competitive, evolving and subject to rapid technological change. Intensity of competition is likely to increase in the future. Increased competition from new competitors is likely to result in loss of any future market share the Company may achieve, which could negatively impact the Company's business. Competitors vary in size, and in the scope and breadth of the products and services offered. VSN will encounter competition from Ariba, Clarus, Commerce One, GE Information Services, i2 Technologies, Intelisys, PurchasePro, TRADE'ex Electronic Commerce Systems and other eProcurement competitors. VSN may also encounter competition from several major enterprise software developers, such as Oracle, PeopleSoft and SAP who are not presently considered to be direct competitors, but who have announced intentions to enter into the market. In addition, because there are relatively low barriers to entry in this market, additional competition from other established and emerging companies may develop.

     Many current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources than the Company, significantly greater name recognition, and a larger installed base of customers. In addition, many of the competitors have well-established relationships with the Company's clients and potential clients, and have extensive knowledge of the industry. Current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address customer needs. Accordingly, it is possible that new competitors, or alliances among competitors, may emerge and rapidly acquire significant market share. Actions taken by the Company competitors, including price cuts, new product introductions and enhancements, could have material adverse consequences for the Company. There can be no assurance that the Company will be able to compete with price cuts, or develop, introduce and market enhancements to its service on a timely basis to compete successfully in this market.

Virtual Source Network Revenues Expected from a Limited Number of Clients,
--------------------------------------------------------------------------
Meaning Increased Potential Impact of Customer Loss
---------------------------------------------------

     The Company expects that VSN revenues, if any, during the current fiscal year will come from a small number of clients, perhaps as few as 20 or less. The loss of customers or a change in a client's budget could have a substantial negative impact on the business of the Company.

Vendors Are Essential to Success of Virtual Source Network; Negative Impact of
------------------------------------------------------------------------------
Vendors' Failure to Join the Network
------------------------------------

     In order to operate, VSN requires that vendors (suppliers) be able to access the VSN network and that client buyers be able to communicate their requirements electronically to vendors. It is necessary that a client's key vendors join the network in order to achieve the full benefits of the system, such as buying from an electronic catalog. The Company, furthermore, expects that vendors will join VSN upon invitation from their respective buyers. Network membership is now free for any vendor. Client buyers operating on VSN make direct requests of their key vendors that they join. When a large corporation requests that its vendors adapt to a new purchasing process, and that change is free, the Company believes that there is a strong incentive for those vendors to make that change to protect their customer relationships.

     To date there has been no significant vendor resistance to joining the new Internet version of VSN. During 1996 and 1997, however, the Company found significant vendor resistance to joining the PC version of VSN. Vendors, at the time, viewed VSN as increasing competitive price pressure. They also saw an increased possibility of losing customers to lower cost vendors not previously competing for the business. Additionally, the non-Internet version was more difficult for vendors to operate.

     Since 1997 the Company believes that important changes have occurred in the procurement environment. Electronic commerce, and the resultant increased competition, has become more accepted by vendors. It is management's opinion that most vendors believe that they will eventually be required to do business electronically, if they have not already started. The Company also believes that the Internet version of VSN is easier for vendors to use. As a final incentive, the Company no longer charges subscription fees to vendors. Despite these changes, there can be no assurance that vendors will not resist participating in VSN. Should significant new vendor resistance develop, that could slow adoption of VSN by clients, and negatively impact potential revenues of the Company.

Ability to Enhance Features and Functionality of Products; Change in the Market
-------------------------------------------------------------------------------

     The success of the Company will depend on its ability to tailor VSN to meet the requirements of its clients, not only as such requirements are presently known and understood by the Company and its client base, but also as such requirements evolve. Such requirements may be driven by competitive products or the changing preferences of the Company's client base. An inability to offer enhanced products or features that anticipate or meet such requirements in a timely and efficient manner may result in a loss of sales and revenues and the obsolescence of the Company's products. There can be no assurance that the Company can make the changes and enhancements to its products necessary to meet and satisfy the demands of its clients.

     In addition, the rapid technological changes and rapidly changing industry standards which have characterized the Internet and companies doing business on the Internet may have the effect of rendering the Company, its business model and products obsolete. Making the adjustments, changes and adaptations necessary in this market may also require significant expenditures in equipment, infrastructure and product development. There can be no assurance that the Company will be able to adapt to such rapid changes.

Failure to Maintain Accurate Databases
--------------------------------------

     The Company must update and maintain extensive databases of the products, services and procurement network transactions for its clients. The Company's computer systems and databases must allow for expansion as a client's business grows without losing performance. Database capacity constraints may result in data maintenance and accuracy problems, which could cause a disruption in service and the Company's ability to provide accurate information to its clients. These problems may result in a loss of clients that could severely harm the Company's business.

Defects in Software; New Versions
---------------------------------

     VSN is complex software. Software often contains defects, particularly when first introduced or when new versions are released. The Company's testing procedures may not discover software defects that affect new or current services or enhancements until after they are deployed. New versions of VSN may not have the features or capability originally believed to exist by the Company or could reveal the lack of such features or capability in earlier versions of VSN. Such defects could cause service interruptions, which could damage the Company's reputation or increase its service costs, cause it to lose revenue, delay market acceptance or divert development resources, any of which could severely harm the Company's business.

System Failures, Service Delays and Interruptions
-------------------------------------------------

     The Company's ability to provide acceptable levels of customer service largely depends on the efficient and uninterrupted operation of the Company's computer and communications hardware and procurement network systems. Any interruptions could severely harm the Company's business and result in a loss of customers. The Company's computer and communications systems are located in the state of Washington. The Company does not maintain a redundant site, although is currently planning to do so. The Company's systems and operations are vulnerable to damage or interruption from a variety of sources including human error, sabotage, fire, flood, earthquake, power loss, telecommunications failure and similar events. The Company cannot give assurances that it will not experience system failures in the future. The occurrence of any system failure or similar event could harm the Company's business dramatically.

Incomplete Disaster Recovery Plan
---------------------------------

     The Company has developed a disaster recovery plan that is still in the implementation process. The Company has transferred its Web site operations to a facility in Seattle, Washington. The Bothell, Washington facility will initially serve as backup. A second phase of the plan will include a dedicated backup facility in another state. Until the second phase of the plan is completed, there are risks of localized Internet failure, which could affect both Seattle and Bothell. The Company is also in the process of implementing redundancy and other improvements in its internal network operations. Until these improvements are completed, there will be greater risks of periodic network disruptions.

Substantial Costs of Any Product Liability Claims; No Product Liability
-----------------------------------------------------------------------
Insurance
---------

     Errors, defects or other performance problems with VSN could result in financial or other damages to our clients. Management believes that contractual limits of liability, indemnification provisions and disclaimers of warranties should minimize the exposure of the Company in the event of a product liability claim. A product liability claim, however, even if not successful, would likely be time consuming and costly and could seriously harm the Company. The Company presently does not maintain product liability insurance. Although the terms and conditions in VSN user agreements contain disclaimers of warranties designed to limit exposure to these claims, existing or future laws, or unfavorable judicial decisions, could weaken or negate these provisions and have materially adverse consequences for the Company.

Legal Liability for Communication on Procurement Network
--------------------------------------------------------

     The Company may be subject to legal claims relating to the content in its procurement network, or the downloading and distribution of such content. Claims could involve matters such as fraud, defamation, invasion of privacy and copyright infringement. Providers of Internet products and services have been sued in the past, sometimes successfully, based on the content of material. Even if the Company were ultimately successful in its defense of these claims, any such litigation is costly and these claims could harm the Company's reputation and business.

Success Depends on Key Personnel; No "Key Man" Life Insurance
-------------------------------------------------------------

     Future performance depends on the continued service of key personnel, and the ability to attract, train, and retain additional technical, marketing, customer support, and management personnel. The loss of one or more key employees could negatively impact the Company, and there is no "key man" life insurance in force at this time. However, the Company does plan to obtain this insurance. Competition for qualified personnel is intense, and there can be no assurance that the Company will retain key employees, or attract and retain other needed personnel.

Protection of Intellectual Property; Lack of Patents; Potential Pirating
------------------------------------------------------------------------

     The Company's success depends to a large extent on its exclusive technology, and relies on a combination of contractual provisions, confidentiality procedures, trade secrets, copyrights and trademark protections. The Company has no patents at this point, and the Company's technologies may not be patentable. Despite efforts to protect its exclusive rights, unauthorized parties may attempt to copy aspects of that technology, or to obtain and use our exclusive information. Policing unauthorized use of this technology is difficult. While the Company does not suspect that any of the Company's software has been subject to piracy, there can be no assurances that such piracy will not occur. Further, competitors may independently develop similar technology, or duplicate the Company's services without violating intellectual property rights.

     At present, the Company's technologies are owned outright by the Company. However, the Company may in the future have to license or otherwise obtain access to intellectual property of third parties in order to remain competitive in the marketplace.

Strain on Limited Resources Due to Need to Manage Growth and Expansion
----------------------------------------------------------------------

     The Company anticipates a period of significant expansion and growth, which most likely will place significant strain upon management, employees, systems, and resources. Because the market is developing rapidly, furthermore, it is difficult to project the rate of growth, if any. Failure to properly manage growth and expansion, if and when it occurs, will jeopardize the ability of the Company to sustain its third party and customer relationships. There can be no assurance that the Company will properly be able to manage growth, especially if such growth is more rapid than anticipated.

Inability to Accurately Predict Usage Rates and Difficulty in Adapting Systems
------------------------------------------------------------------------------
in a Timely Manner
------------------

     Traffic in the Company's procurement network may increase to the point where the Company must expand and upgrade some of its transaction processing systems and procurement network hardware and software. While the Company's systems are scalable and can be expanded, that flexibility is limited. The Company may not be able to accurately predict the rate of increase in the usage of its procurement network. This may affect the Company's timing and ability to expand and upgrade its systems and procurement network hardware and software capabilities to accommodate increased use of its procurement network. If the Company does not upgrade its systems and procurement network hardware and software in a timely fashion, the Company may experience downgraded service, interruptions or delays that could damage its business reputation, relationship with clients and its operating results. It might also be forced to delay bringing additional customers onto the VSN system until such upgrades are completed.

Risks of International Operation
--------------------------------

     The Company is exploring international markets and considering the expansion of its operations and marketing efforts to include international markets. If the Company should elect to expand into such markets, it would be confronted with risks including:

     -   increased impact of recessions in economies outside of the United
         States
     -   difficulties staffing and managing foreign operations
     -   political instability
     - the burdens of compliance with a wide variety of foreign laws and legal regimes
     -   unexpected changes in regulatory requirements
     -   tariffs, export controls and other barriers to trade
     -   potentially adverse tax consequences
     -   fluctuations in currency exchange rates
     - longer payment cycles and difficulties in collecting accounts receivables
     -   seasonal fluctuations in business activity

RISKS RELATED TO THE INTERNET AND E-COMMERCE

Year 2000 Risk
--------------

     Management believes that its internally developed systems and technology are Year 2000 compliant and has so far had no indications that its products are not Y2K compliant. Nevertheless, because the Company relies on information technology supplied by third parties, it is still possible that year 2000 problems may yet surface that could adversely affect the Company, although none have surfaced to date. Further, the Internet itself could face serious disruptions arising from Year 2000 problems, although none have surfaced to date. Many potential VSN clients, furthermore, may have implemented policies that prohibit or strongly discourage making changes or additions to their internal computer systems until after the impact of Year 2000 has been assessed. While the Year 2000 issue has generally been considered resolved, there can be no assurances that the issue will not impact the rate at which VSN will be implemented inside client organizations.

Volatility in Stock Price
-------------------------

     The stock market and especially the stock prices of Internet related companies have been very volatile. This volatility may not be related to the operating performance of the companies. The broad market volatility and industry volatility may reduce the price of the Company's stock without regard to the Company's operating performance. The market price of the company's stock could significantly decrease at any time due to this volatility. The uncertainty that results from such volatility can itself depress the market price of the company's stock.

Substantial Costs of Any Securities Litigation Could Divert Limited Resources of
--------------------------------------------------------------------------------
the Company
-----------

     In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. The Company could become a target of similar securities litigation based upon the volatility of its stock in the marketplace. Litigation of this type could result in substantial costs and divert management's attention and resources.

Substantial Costs of Any Intellectual Property Infringement Claims
------------------------------------------------------------------

     There has been a substantial amount of litigation in the software industry and the Internet industry regarding intellectual property rights. It is possible that in the future, third parties may claim that the Company's technology may infringe their intellectual property. Management is not aware of any infringement or claim of infringement by a third party. It is expected, however, that software product developers and providers of electronic commerce solutions will increasingly be subject to infringement claims as the number of products and competitors grows and the functionality of products in different industry segments overlaps. Any claims, with or without merit, could be time-consuming and result in costly litigation.

Dependence Upon, and Risks Related To, the Internet
---------------------------------------------------

     The use of VSN and other ASP-based products depends on the increased acceptance and use of the Internet as a medium of commerce and communication. While management believes that acceptance and use of the Internet will continue to increase at very rapid rates, there can be no assurances that such increase will continue to develop, or that use of the Internet as a means of conducting business will continue or increase. If growth in the use of the Internet does not continue, clients may not adopt or use these new Internet technologies at the rates or for the purposes management has assumed. This could, in turn, adversely impact the Company and the results of its business operations. Further, even if acceptance and use of the Internet does increase rapidly, but the technology underlying the Internet and other necessary technology and related infrastructure does not effectively support that growth, the Company's future would be negatively impacted.

Potential Breaches of the Company's Security Systems
----------------------------------------------------

     A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments could result in compromises or breaches of the Company's security systems or those of other web sites to protect the Company's exclusive information. If any well publicized compromises of security were to occur, it could have the effect of substantially reducing the use of the web for commerce and communications. Anyone who circumvents the Company's security measures could misappropriate its exclusive information or cause interruptions in services or operations. The Internet is a public network, and data is sent over this network from many sources. In the past, computer viruses, software programs that disable or impair computers, have been distributed and have rapidly spread over the Internet. Computer viruses could theoretically be introduced into the Company's systems, or those of our clients or vendors, which could disrupt VSN or another ASP-based product offered by the Company, or make it inaccessible to clients or vendors. Although language in its user agreement places responsibility with users to protect VSN from such threats, the Company may be required to expend significant capital and other resources to protect against the threat of security breaches or to alleviate problems caused by breaches. To the extent that the Company's activities may involve the storage and transmission of exclusive information, such as credit card numbers, security breaches could expose the Company to a risk of loss or litigation and possible liability. Despite provisions to the contrary in its user agreements, the Company's security measures may be inadequate to prevent security breaches, and the Company's business could be seriously impacted if they are not prevented.

Government Regulation
---------------------

     As Internet commerce continues to grow, the risk that federal, state or foreign agencies will adopt regulations covering issues such as user privacy, pricing, content and quality of products and services, increases. It is possible that legislation could expose companies involved in electronic commerce to liability, which could limit the growth of electronic commerce generally. Legislation could dampen the growth in Internet usage and decrease its acceptance as a communications and commercial medium. If enacted, these laws, rules or regulations could limit the market for the Company's services.

     One or more states, furthermore, may seek to impose sales tax collection obligations on out-of-state companies like the Company that engage in or facilitate electronic commerce throughout numerous states. These proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect the Company's opportunity to derive financial benefit from these activities.

Warrants and Options; Potential Dilution and Adverse Impact on Additional
-------------------------------------------------------------------------
Financing
---------

     As of December 22, 2000, the Company had outstanding options and warrants to purchase an aggregate of 3,282,071 shares of Common Stock. The Company is also obligated to issue a number of warrants to purchase Common Stock in the event this Registration Statement is not effective by January 16, 2001.

     To the extent that such options and warrants are exercised and the Warrants are exercised, substantial dilution of the interests of the Company's shareholders is likely to result and the market price of the Common Stock may be materially adversely affected. Such dilution will be greater if the future market price of the Common Stock decreases. For the life of the warrants and options, the holders will have the opportunity to profit from a rise in the price of the Common Stock. The existence of the warrants and options is likely to affect materially and adversely the terms on which the Company can obtain additional financing and the holders of the warrants and options can be expected to exercise them at a time when the Company would otherwise, in all likelihood, be able to obtain additional capital by an offering of its unissued capital stock on terms more favorable to the Company than those provided by the warrants and options.

Shares Eligible for Future Sale
-------------------------------

     Sales of substantial amounts of the Company's Common Stock in the public market after this offering could adversely affect prevailing market prices for the Common Stock. The shares of Common Stock offered hereby will be freely tradeable without restriction in the public market.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares offered hereunder by the Registering Shareholders. The offering is made to fulfill the Company's contractual obligations to the Registering Shareholders to register certain shares held by the Registering Shareholders. However, certain of the shares of Common Stock offered hereby are issuable in the future upon the exercise of outstanding warrants. The Company will receive the exercise prices payable upon any exercise of the warrants. There can be no assurance that all or any part of the warrants will be exercised. If the warrants are exercised in total, the cash proceeds to the Company would be $2,287,500 which would be used for general ongoing expenditures.

                           SELLING SECURITY HOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of December 22, 2000 by each of the security holders whose shares are being registered in this registration statement ("Registering Shareholders"). Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to the shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

     The information included below is based upon information provided by the Registering Shareholders. Because the Registering Shareholders may exercise their warrants and offer all, some or none of the Common Stock, no definitive estimate as to the number of shares thereof that will be held by the Registering Shareholders after such offering can be provided and the following table has been prepared on the assumption that all shares of Common Stock offered under this Prospectus will be sold.

-------------------------------------------------------------------------------------------------------
                                                              Common Stock
                                                         Beneficially Owned on
Selling Security Holder                                  December 22, 2000 (1)
-------------------------------------------------------------------------------------------------------
                         Name                              Shares      Percent     Shares That May be
                         ----                              ------      -------     Offered Hereunder
                                                                                   ------------------
-------------------------------------------------------------------------------------------------------
Fidelity National Title Insurance Company (2), (3)          144,755      *                    42,396
-------------------------------------------------------------------------------------------------------
Stuart G. Gauld (2), (4)                                     27,671      *                     8,479
-------------------------------------------------------------------------------------------------------
William David O'Brien (2), (5)                              128,717      *                    67,833
-------------------------------------------------------------------------------------------------------
William J. O'Brien (2), (6)                                  46,496      *                    42,396
-------------------------------------------------------------------------------------------------------
Martin A. Cooper Defined Benefit Pension Plan (2),(7)       139,396      *                    42,396
-------------------------------------------------------------------------------------------------------
Reza and Mohammad Beshid, JTWROS. (2), (8)                   26,438      *                    25,438
-------------------------------------------------------------------------------------------------------
Jorge and Lucille Ragde, JTWROS (2), (9)                     66,629      *                    10,175
-------------------------------------------------------------------------------------------------------
Jorge and Jennifer Ragde, JTWROS (2), (10)                   24,140      *                     2,544
-------------------------------------------------------------------------------------------------------
Ali R. Moghaddami (2), (11)                                   4,239      *                     4,239
-------------------------------------------------------------------------------------------------------
Mercantile Capital Partners I, L.P. (2), (12)               777,174    4.54%                 678,337
-------------------------------------------------------------------------------------------------------
Stonehill Partners, L.P. (2), (13)                          169,584    1.03%                 169,584
-------------------------------------------------------------------------------------------------------
PPM America Private Equity Fund, L.P. (2), (14)             135,677      *                    44,516
-------------------------------------------------------------------------------------------------------
MGN Opportunity Group LLC (2), (15)                          84,792      *                    84,792
-------------------------------------------------------------------------------------------------------
Oscar Investment Fund (2), (16)                             152,626      *                   152,626
-------------------------------------------------------------------------------------------------------
Oscar Opportunistic Offshore Fund Limited (2), (17)          16,958      *                    16,958
-------------------------------------------------------------------------------------------------------
Peconic Fund, Ltd. (2), (18)                                 42,396      *                    42,396
-------------------------------------------------------------------------------------------------------
Crestview Capital Fund, L.P. (2), (19)                      144,146      *                   144,146
-------------------------------------------------------------------------------------------------------
RLA 1993 Trust (2), (20)                                     33,917      *                    33,917
-------------------------------------------------------------------------------------------------------
The Mabinogi LLC (2), (21)                                   68,682      *                    68,682
-------------------------------------------------------------------------------------------------------
Bruce Nakfoor (2), (22)                                      84,792      *                    84,792
-------------------------------------------------------------------------------------------------------
Denmore Investments Ltd (2), (23)                           194,772    1.18%                   2,056
-------------------------------------------------------------------------------------------------------
Kave Khosrowshahi (2), (24)                                   4,239      *                     4,239
-------------------------------------------------------------------------------------------------------
Sandford T. Waddell (2), (25)                                57,656      *                    21,198
-------------------------------------------------------------------------------------------------------
P. Scott Turner (2), (26)                                    75,601      *                    21,198
-------------------------------------------------------------------------------------------------------
Dianne B. Edelson IRA No. 557048907 (2), (27)                 2,544      *                     2,544
-------------------------------------------------------------------------------------------------------
Jefferies & Company, Inc. (28)                              243,893    1.47%                  51,975
-------------------------------------------------------------------------------------------------------
Qwest Internet Ventures  (29)                               600,000    3.54%                 600,000
-------------------------------------------------------------------------------------------------------
Online Research Partners, LLC   (30)                        159,000      *                   150,000
-------------------------------------------------------------------------------------------------------
Peter Wilson (31)                                           331,290    1.99%                 200,000
-------------------------------------------------------------------------------------------------------
Next Millennium Capital Holdings, LLC (32)                   23,990      *                    23,990
-------------------------------------------------------------------------------------------------------
Ira Terk (33)                                                11,995      *                    11,995
-------------------------------------------------------------------------------------------------------
Double 12 Ltd. (34)                                         187,451    1.13%                  75,353
-------------------------------------------------------------------------------------------------------
Millennium Depot, LLC (35)                                  160,204      *                    75,353
-------------------------------------------------------------------------------------------------------

*  Less than 1%

(1) As required by SEC regulations, the number of shares shown as beneficially owned includes shares which could be purchased within 60 days after December 22, 2000.

(2) Each Investor Warrant has an exercise price of $6.41 and is exercisable until September 17, 2005.

(3) Includes 39,002 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 3,394 shares of Common Stock issuable upon the exercise of Investor Warrants. Also includes 95,959 shares of Series 1-A Preferred and 6,400 shares of Common Stock.

(4) Includes 7,800 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 679 shares of Common Stock issuable upon the exercise of Investor Warrants. Also includes 19,192 shares of Series 1-A Preferred.

(5) Includes 62,402 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 5,431 shares of Common Stock issuable upon the exercise of Investor Warrants. Also includes 38,384 shares of Series 1-A Preferred and 22,500 options to purchase Common Stock exercisable within 60 days. Mr. O'Brien is an employee of the Company.

(6) Includes 39,002 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 3,394 shares of Common Stock issuable upon the exercise of Investor Warrants. Also includes 4,100 shares of Common Stock.

(7) Includes 39,002 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 3,394 shares of Common Stock issuable upon the exercise of Investor Warrants. Also includes 97,000 shares of Common Stock.

(8) Includes 23,401 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 2,037 shares of Common Stock issuable upon the exercise of Investor Warrants. Also includes 1,000 shares of Common Stock.

(9) Includes 9,360 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 815 shares of Common Stock issuable upon the exercise of Investor Warrants. Also includes 18,384 shares of Series 1-A Preferred. Also included 38,070 shares of Common Stock.

(10) Includes 2,340 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 204 shares of Common Stock issuable upon the exercise of Investor Warrants. Also includes 20,000 shares of Series 1-A Preferred. Also includes 1,800 shares of Common Stock.

(11) Includes 3,900 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 339 shares of Common Stock issuable upon the exercise of Investor Warrants.

(12) Includes 624,025 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 54,312 shares of Common Stock issuable upon the exercise of Investor

     Warrants. Also includes 98,837 shares of Common Stock issuable upon the conversion of Series 1-A Convertible Preferred Stock held by Mercantile Equity Partners III, L.P., an affiliate of Mercantile Capital Partners I, L.P, and other affiliates of Mercantile Capital Partners I, L.P.

(13) Includes 156,006 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 13,578 shares of Common Stock issuable upon the exercise of Investor Warrants.

(14) Includes 40,952 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 3,564 shares of Common Stock issuable upon the exercise of Investor Warrants. Also includes 91,161 shares of Common Stock issuable upon the conversion of Series 1-A Convertible Preferred Stock held by PPM America.

(15) Includes 78,003 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 6,789 shares of Common Stock issuable upon the exercise of Investor Warrants.

(16) Includes 140,406 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 12,220 shares of Common Stock issuable upon the exercise of Investor Warrants.

(17) Includes 15,600 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 1,358 shares of Common Stock issuable upon the exercise of Investor Warrants.

(18) Includes 39,002 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 3,394 shares of Common Stock issuable upon the exercise of Investor Warrants.

(19) Includes 132,605 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 11,541 shares of Common Stock issuable upon the exercise of Investor Warrants.

(20) Includes 31,201 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 2,716 shares of Common Stock issuable upon the exercise of Investor Warrants.

(21) Includes 63,183 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 5,499 shares of Common Stock issuable upon the exercise of Investor Warrants.

(22) Includes 78,003 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 6,789 shares of Common Stock issuable upon the exercise of Investor Warrants.

(23) Includes 1,891 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 165 shares of Common Stock issuable upon the exercise of Investor

     Warrants. Also includes 115,151 shares of Series 1-A Preferred and 77,565 shares of Common Stock held by Denmore and a principal of Denmore.

(24) Includes 3,900 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 339 shares of Common Stock issuable upon the exercise of Investor Warrants.

(25) Includes 19,501 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 1,697 shares of Common Stock issuable upon the exercise of Investor Warrants. Also includes options to purchase 36,458 shares of Common Stock exercisable within 60 days. Mr. Waddell is the Chief Financial Officer of the Company.

(26) Includes 19,501 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 1,697 shares of Common Stock issuable upon the exercise of Investor Warrants. Also includes 29,405 shares of Common Stock and options to purchase 25,000 shares of Common Stock exercisable within 60 days. Mr. Turner is the Chief Operating Officer of the Company.

(27) Includes 2,340 shares of Common Stock issuable upon the conversion of the Series 2-A Preferred and 204 shares of Common Stock issuable upon the exercise of Investor Warrants.

(28) Includes 51,975 shares of Common Stock issuable upon exercise of a warrant with an exercise price of $6.69 which is exercisable until September 17, 2005. Also includes 191,918 shares of Common Stock issuable upon the conversion of the Series 1-A Convertible Preferred Stock. Jefferies & Company Inc. subsequently transferred certain of its shares of Series 1-A Preferred to Jefferies Employees Merchant Banking Fund LLC, Jefferies Investors II LLC, David Wachter, Susan Lacerra & Steven Tingey Jt Ten, Mark Carmen & Allison Carmen Jt. Ten, Eddie Sugar, David K. J. Atkinson, George
     B. Rogers, Ezra Lightman and Richard Nevins & Sharon Nevins Jt Ten, William
     Q. Derrough and Thane W. Carlston, affiliates of Jefferies.

(29) Includes 600,000 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $5.00 per share with an expiration of January 26, 2003. Qwest (formerly U.S. West, Inc.) is a former strategic partner of the Company.

(30) Includes 150,000 shares of Common Stock issuable upon the exercise of warrants at exercise prices ranging from $6.00 to $25.00 per share with an expiration of March 31, 2003. Includes 9,000 shares of Common Stock held by Online Research Partners and its affiliates. Online Research Partners, LLC provided financial consulting services to the Company.

(31) Includes 200,000 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $6.00 per share with an expiration of March 10, 2001. Mr. Wilson was a consultant to the Company. Also includes 38,384 shares of Series 1-A Preferred and 92,906 warrants held by Octane Partners LLC, a consulting firm in which Mr. Wilson is a member.

(32) Includes 23,990 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $6.00 per share with an expiration of February 24, 2003. Next Millennium Capital Holdings, LLC was a consultant to the Company.

(33) Includes 11,995 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $6.00 per share with an expiration of February 24, 2003. Mr. Terk was a consultant to the Company.

(34) Includes 75,353 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $2.50 per share with an expiration date of May 10, 2005. Double 12 Ltd. was a consultant to the Company. Also includes 19,192 shares of Series 1-A Preferred held by Kimberly Norton, a principal of Double 12 Ltd. and 92,906 warrants held by Octane Partners LLC, a consulting firm in which Ms. Norton is a member.

(35) Includes 75,353 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $2.50 per share with an expiration of May 10, 2005. Millennium Depot, LLC was a consultant with the Company. Also includes 38,384 shares of Common Stock held by Millennium Group Trust and 34,800 shares of Common Stock held by Pat J. DeMicco. Mr. DeMicco, a member of Millennium Depot LLC, is the trustee of Millennium Group Trust. Also includes options to purchase 11,667 shares of Common Stock exercisable within 60 days. Mr. DeMicco is an employee of the Company.


                             PLAN OF DISTRIBUTION

     We are registering the Shares on behalf of the Registering Shareholders. The Shares covered by this prospectus may be offered and sold by the Registering Shareholders, or by purchasers, transferees, donees, pledgees or other successors in interest, directly or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, commissions or similar selling expenses paid by a Registering Shareholder or by a purchaser of the Shares on whose behalf such broker-dealer may act as agent. Sales and transfers of the shares may be effected from time to time in one or more transactions, in private or public transactions, in the Nasdaq National Market, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at negotiated prices, without consideration or by any other legally available means. Any or all of the Shares may be sold from time to time by means of (a) a block trade, in which a broker or dealer attempts to sell the Shares as agent but may position and resell a portion of the Shares as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and the subsequent sale by such broker or dealer into the public market in any manner permitted by the Registering Shareholders under this prospectus; (c) ordinary brokerage transactions (which may include long or short sales) in which the broker solicits purchasers or executes unsolicited orders; (d) the writing
(sale) or settlement of non-traded or exchange-traded put or call option contracts, and by means of the establishment or settlement of other hedging transactions, including forward sale transactions; (e) the pledging of the Shares as collateral to a broker/dealer or other pledgee to secure loans, credit or other financing arrangements or obligations and, upon any subsequent default, the disposition of the shares so pledged; and (f) any other legally available means. In addition, the Registering Shareholders may loan their shares to broker/dealers who are counterparties to hedging transactions and such broker/dealers may sell the Shares so borrowed into the public market.

     The Registering Shareholders may transfer the shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions.

     To the extent required with respect to a particular offer or sale of the shares, a prospectus supplement will be filed pursuant to Section 424(b)(3) of the Securities Act and will accompany this prospectus, to disclose (a) the number of Shares to be sold, (b) the purchase price, (c) the name of any broker, dealer or agent effecting the sale or transfer and the amount of any applicable discounts, commissions or similar selling expenses, and (d) any other relevant information.

     In connection with distributions of the Shares or otherwise, the Registering Shareholders may enter into hedging transactions with brokers, dealers or other financial institutions. In connection with such transactions, brokers, dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with Registering Shareholders. To the extent permitted by applicable law, the Registering Shareholders also may sell the shares short and redeliver the shares to close out such short positions.

     The Registering Shareholders and any broker-dealers who participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any discounts, commissions or similar selling expenses they receive and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. As a result, we have informed the Registering Shareholders that Regulation M, promulgated under the Securities Exchange Act of 1934, as amended, may apply to sales by the Registering Shareholders in the market. The Registering Shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act. The aggregate net proceeds to the Registering Shareholders from the sale of the shares will be the purchase price of such shares less any discounts, concessions or commissions.

     The Registering Shareholders are acting independently of us in making decisions with respect to the timing, price, manner and size of each sale. No broker, dealer or agent has been engaged by us in connection with the distribution of the Shares. There is no assurance, therefore, that the Registering Shareholders will sell any or all of the Shares.

     The Shares covered by this prospectus may qualify for sale pursuant to
Section 4(1) of the Securities Act or Rule 144 promulgated thereunder, and may be sold pursuant to such provisions rather than pursuant to this prospectus.

     We will not receive any proceeds from the sale of the Shares covered by this prospectus and have agreed to pay all of the expenses incident to the registration of the shares, other than discounts and selling concessions or commissions, if any, and fees and expenses of counsel for the Registering Shareholders, if any.

                               LEGAL PROCEEDINGS

       On October 23, 2000, the Company filed a suit in the Superior Court of the State of California for the County of Los Angeles for fraudulent misrepresentation, fraudulent concealment, rescission and mutual mistake, seeking to rescind a contract the Company purportedly entered into with Vitria Technology, Inc. ("Vitria") in February of this year. The suit was subsequently transferred to Santa Clara County. Although Vitria has not as yet responded to the substance of the Company's complaint, it is anticipated that Vitria will deny the substantive allegations in the complaint and seek the award of monetary damages against the Company for breach of contract. The Company intends to pursue its claims against Vitria aggressively. However, if the Company is unsuccessful in this litigation, damages could be awarded against the Company in excess of $700,000 plus Vitria's legal fees and costs.

       There are currently no other legal proceedings involving the Company, and none threatened. However, because of the rapidly changing environment surrounding the Internet, and the rapid pace with which new businesses enter or attempt to enter Internet related businesses, it is possible that disagreements will develop regarding business names, relationships, markets, technologies, and other subjects. Any future disagreement could lead to legal action.


         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      ---------------------------------------------------------------------
              NAME           AGE          POSITION WITH VSOURCE, INC.
      ---------------------------------------------------------------------
      Robert C. McShirley     46     President, Chief Executive Officer
                                     and Chairman of the Board
      ---------------------------------------------------------------------
      Samuel E. Bradt (1)     62     Director
      ---------------------------------------------------------------------
      Scott T. Behan (1)      39     Director
      ---------------------------------------------------------------------
      Robert N. Schwartz (1)  60     Director
      ---------------------------------------------------------------------
      Ramin Kamfar            37     Director
      ---------------------------------------------------------------------
      P. Scott Turner         34     Chief Operating Officer
      ---------------------------------------------------------------------
      Sandford T. Waddell     59     Chief Financial Officer and Secretary
      ---------------------------------------------------------------------
      Richard McShirley       44     Vice President, Business Development
      ---------------------------------------------------------------------
      Daniel J. Jinguji       44     Vice President, Product Development
      ---------------------------------------------------------------------
      Ronald J. Sanderson     53     Vice President, Marketing
      ---------------------------------------------------------------------

      (1)  Member of the Audit Committee.


ROBERT C. MCSHIRLEY. Mr. McShirley has served as President and Chief Executive Officer of the Company since May 1997, as a director since January 1998, and as Chairman since June 1999. From 1995 to May 1997, he was an independent consultant specializing in the field of manufacturing, with his most recent assignment being with AML Communications, Inc., a manufacturer of wireless amplifiers. Prior to that, he was the founder of Virtual Source, Inc. (formerly Buyer/Seller Interactive Software, Inc., which was acquired by the Company in
1995). Robert C. McShirley and Richard S. McShirley are brothers.

SAMUEL E. BRADT. Mr. Bradt has served on the Company's board since 1996. From December 1996, through March 6, 2000, he served as Chief Financial Officer and Secretary of the Company. He is currently a director of three non-profit organizations and three private companies. Mr. Bradt has a B.S. from Stanford University, and an M.B.A. from the University of Chicago Graduate School of Business.

ROBERT N. SCHWARTZ. Mr. Schwartz has served on the Company's board since January 1998. From 1981 to the present, Mr. Schwartz has been a Senior Research Scientist at HRL Laboratories LLC, Malibu, California. From 1979 to the present, Mr. Schwartz has been a visiting professor at U.C.L.A. He has a B.A. in Mathematics, Chemistry and Physics, and an M.S. in Chemical Physics from the University of Connecticut, and a PhD. in Chemical Physics from the University of Colorado.

SCOTT T. BEHAN. Mr. Behan has served on the Company's board since January 1998. For the past five years, Mr. Behan has been employed as the Executive Vice President of AML Communications, Inc., a manufacturer of wireless amplifiers. He has been a director of AML since February 1999. Mr. Behan has a B.S. in Electrical Engineering from Worcester Polytechnic Institute.

RAMIN KAMFAR. Mr. Kamfar has served on the Company's board since April 2000. Mr. Kamfar is a Managing Partner at New World Venture Partners, Inc., an investment banking boutique focusing on technology and new economy companies. Since 1993, Mr. Kamfar has also served in various capacities at New World Coffee- Manhattan Bagel, Inc., a company he founded. Most recently he has served as Chairman and Chief Executive Officer. From 1988 to 1993 Mr. Kamfar worked in the investment banking department of Lehman Brothers, Inc., most recently as a Vice President in private placements. Mr. Kamfar has a B.S. in Finance from the University of Maryland and an M.B.A. in Finance from The Wharton School at the University of Pennsylvania.

P. SCOTT TURNER. Mr. Turner has served as the Company's Chief Operating Officer since March 2000. Mr. Turner was a member of Company board from January 1998 to the date he joined the Company as an officer. From July 1997 to March 31, 2000, Mr. Turner was Vice President of Operations for Holbrook Design LLC, a company engaged in product realization. From January 1990 to June 1997, Mr. Turner served as the Vice president of Operations of SCICON Technologies Corp., a company engaged in rapid prototyping and product development automation. He is presently a director of SCICON Technologies Corp. Mr. Turner has a B.S. in Computer Science and Engineering from the Milwaukee School of Engineering.

SANDFORD T. WADDELL. Mr. Waddell has served as the Company's Chief Financial Officer and Secretary since March 2000. From October 1999 to March 2000 , Mr. Waddell as the Chief Financial Officer for Snyder Diamond, Inc., a privately owned retail company. From March 1998 to October 1999, Mr. Waddell served as Chief Financial Officer for Rampage Clothing Company, a privately held clothing manufacturer which was in bankruptcy, and which he helped to restore to profitability and effected a successful reorganization. From October 1966 to March 1988, Mr. Waddell served initially as Chief Financial Officer and later also as Interim Chief Executive Officer at Reddi Brake Supply Corporation, a wholesale auto parts distributor, where he directed a reorganization of the company's operating subsidiary. From February 1992 to October 1996, Mr. Waddell served as Interim Chief Financial Officer or Financial Consultant for approximately twelve privately held companies. Mr. Waddell holds a B.S. in Engineering from Michigan Technological University and an M.B.A. from University of Minnesota.

RICHARD S. MCSHIRLEY. Richard McShirley has served the Company as Vice President of Business Development since 1995. Mr. McShirley has more than fifteen years experience developing and implementing marketing and sales programs. Prior to working for the Company, he worked with the creators of King World Productions, and the creators of the television series "Wild America". He led the development of a merchandising and licensing program related to that television series. He has a B.A. in International Relations from the University of Southern California. Robert C. McShirley and Richard S. McShirley are brothers.

DANIEL J. JINGUJI. Since April 1999, Mr. Jinguji has served as the Company's Vice President of Product Development. From 1993 to March 1999, Mr. Jinguji was a Software Design Engineer at Microsoft. Mr. Jinguji spent fifteen years with Microsoft Corporation, where he co-authored "Learn Microsoft Visual J++ 6.0" to help explain the Microsoft version of the Java programming language. He attended the University of Washington in Seattle where he received his B.A. in mathematics, B.S. in biology and M.S. in computer science.

RONALD J. SANDERSON. Since September 1999, Mr. Sanderson has served as the Company's Vice President of Marketing. From June 1998 to September 1999, Mr. Sanderson was principal consultant with Netsource Management, Inc., focusing on strategic sourcing, supply chain and marketing. From March 1986 to June 1998, Mr. Sanderson was a consultant with A.T. Kearney, Inc. He has a B.S. in Mechanical Engineering from Northwestern University and an M.B.A. from Northwestern University.


                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

                                 COMMON STOCK

     The following table sets forth, as of December 22, 2000, information regarding ownership of the Company's common stock, by each person known by the Company to be the beneficial owner of more than 5% of its outstanding common stock, by each director, by certain related stockholders, and by all executive officers and directors of the Company as a group. All persons named below have sole voting and investment power over their shares except as otherwise noted. As of December 22, 2000, there were 16,338,750 shares of the Company's common stock outstanding. There are no existing arrangements which may, or are expected to, result in a change in control of the Company.

------------------------------------------------------------------------------
       Name and Address of     Number of Shares           Percent of Class
       Beneficial Holder
------------------------------------------------------------------------------
     Robert C. McShirley **        1,160,757  (1)                  7.08%
     4536 Falkirk Bay
     Oxnard, CA  93035
------------------------------------------------------------------------------
     Richard S. McShirley **       1,010,134  (2)                  6.17%
     794 Hot Springs Road
     Santa Barbara, CA  93108

------------------------------------------------------------------------------
     Samuel E. Bradt **              632,318  (3)                  3.87%
     6925 N. Wildwood Point
     Chenequa, WI  53029
------------------------------------------------------------------------------
     DX3, Inc.                       902,778  (4)                  5.39%
     Dennis W. McQuilliams
     16623 N.E. 145th Street
     Woodinville, WA  98072
------------------------------------------------------------------------------
     Trusthouse 86 Ltd.            1,030,069  (5)                  6.30%
     4660 La Jolla Village Dr.
     Suite 480
     San Diego, CA 92122
------------------------------------------------------------------------------
     Scott T. Behan **                10,240                         *
     P.O. Box 1244
     Somis, CA  91384
------------------------------------------------------------------------------
     Robert N. Schwartz**             19,647                         *
     Hughes Research Laboratories
     3011 Malibu Canyon Road
     Malibu, CA  90265
------------------------------------------------------------------------------
     P. Scott Turner **               75,606  (6)                    *
     30452 Winchester Road
     Castaic, CA  91384
------------------------------------------------------------------------------
     Ronald J. Sanderson **           85,845  (7)                    *
     1425 London Lane
     Glenview, IL 60025
------------------------------------------------------------------------------
     Sandford T. Waddell **           57,656  (8)                    *
     1822 Marisol Drive
     Ventura, CA 93001
------------------------------------------------------------------------------
     Ramin Kamfar **                  62,500  (9)                    *
     666 Greenwich Street, #710
     New York, NY 10014
------------------------------------------------------------------------------
     All Executive Officers and    3,179,539 (10)                 18.62%
     Directors (10 individuals)
------------------------------------------------------------------------------

* Less than 1%.
** Officer and/or director.

(1) Also includes options to purchase 50,000 shares. The option is exercisable within 60 days.
(2)  Also includes options to purchase 25,000 shares exercisable within 60 days.
(3) Includes 60,768 shares held by Merganser Corporation. Mr. Bradt is the President and sole owner of Merganser Corporation. Also includes options to purchase 12,500 shares which are exercisable within 60 days.
(4)  Includes options to purchase 402,778 shares exercisable within 60 days.
(5) Includes 38,374 shares of the Company's Series 1-A Preferred Stock currently convertible on a one-for-one basis into Common Stock.
(6)  Includes options to purchase 25,000 shares exercisable within 60 days.
     Also includes 19,501 shares of the Company's Series 2-A Preferred Stock currently convertible on a one-for-one basis into Common Stock and warrants to purchase 1,697 shares of Common Stock.
(7)  Includes options to purchase 81,250 shares exercisable within 60 days.
(8) Includes options to purchase 36,458 shares exercisable within 60 days. Also includes 19,501 shares of the Company's Series 2-A Preferred Stock currently convertible on a one-for-one basis into Common Stock and warrants to purchase 1,697 shares of Common Stock.
(9)  Includes warrants to purchase 30,000 shares exercisable within 60 days.
(10) Includes the convertible securities listed here for the 9 Officers and Directors, a total of 302,604 shares convertible or exercisable within 60 days.


                                  SERIES 1-A

     The following table sets forth, as of December 22, 2000, information regarding ownership of the Company's Series 1-A Preferred Stock, by each person known by the Company to be the beneficial owner of more than 5% of its outstanding Series 1-A Preferred Stock. No director, related stockholders, or executive officers hold any Series 1-A Preferred Stock. All persons named below have sole voting and investment power over their shares except as otherwise noted. As of December 22, 2000, there were 2,648,464 shares of the Company's Series 1-A Preferred Stock outstanding. There are no existing arrangements which may, or are expected to, result in a change in control of the Company.

 ------------------------------------------------------------------------------

       Name and Address of           Number of Shares          Percent of Class
       Beneficial Holder
  ------------------------------------------------------------------------------
     Anglo East Trust                    326,260                   12.32%
     c/o Farrokh Nazerian
     1978 Mission Ridge Road
     Santa Barbara, CA  93101
 -------------------------------------------------------------------------------
     787, LLC                            191,918                    7.25%
     c/o James F. Voelker
     9919 S.E. Fifth Street
     Bellvue, WA  98004
 -------------------------------------------------------------------------------
     Jefferies Employees Merchant        136,318                    5.15%
     Banking Fund LLC (1)
     Attn:  Ron Johnson
     11100 Santa Monica Blvd.
     Los Angeles, CA  90025
 -------------------------------------------------------------------------------


(1) Jefferies & Company, Inc., an affiliate of Jefferies Employees Merchant Banking Fund LLC, initially held 191,918 shares, or 7.04%, but subsequently assigned certain shares to Jefferies Employees Merchant Banking Fund LLC, and its other affiliates.


                                  SERIES 2-A

     The following table sets forth, as of December 22, 2000, information regarding ownership of the Company's Series 2-A Preferred Stock, by each person known by the Company to be the beneficial owner of more than 5% of its outstanding Series 2-A Preferred Stock, by each director, by certain related stockholders, and by all executive officers and directors of the Company as a group. All persons named below have sole voting and investment power over their shares except as otherwise noted. As of December 22, 2000, there were 1,609,926 shares of the Company's Series 2-A Preferred Stock outstanding. There are no existing arrangements which may, or are expected to, result in a change in control of the Company.

-------------------------------------------------------------------------------

        Name And Address of             Number of Shares    Percent of Class
         Beneficial Holder
-------------------------------------------------------------------------------
     Mercantile Capital Partners
     I, L.P.                                678,337 (1)          42.13%
     1372 Shermer Road
     Northbrook, IL  60062
-------------------------------------------------------------------------------
     Stonehill Partners, L.P.               169,584 (1)          10.53%
     c/o WHX Corporation
     110 East 59th Street
     New York, NY  10022
-------------------------------------------------------------------------------
     Oscar Investment Fund                  152,626 (1)           9.48%
     c/o Oscar Capital Management, LLC
     900 Third Avenue, Second Floor
     New York, NY  10022
-------------------------------------------------------------------------------
     Crestview Capital Fund, L.P.           144,146 (1)           8.95%
     c/o Dillon Capital
     3000 Dundee Road, Suite 105
     Northbrook, IL  60062
-------------------------------------------------------------------------------
     Sandford T. Waddell *                   21,198 (1)           1.32%
     1822 Marisol Drive
     Ventura, CA  93001
-------------------------------------------------------------------------------
     P. Scott Turner *                       21,198 (1)           1.32%
     30452 Winchester Road
     Castaic, CA  91384
-------------------------------------------------------------------------------
     All Executive Officers and              42,396 (1)           2.63%
     Directors (2 individuals)
-------------------------------------------------------------------------------

  * Officer and/or director.

(1) Includes warrants to purchase Common Stock issued in connection with the Series 2-A Preferred.


                  DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock
------------

     The Company's Certificate of Incorporation currently authorizes 105,000,000 shares, 100,000,000 of which is Common Stock with a par value of $0.01, and 5,000,000 of which is Preferred Stock with a par value of $0.01. The Preferred Stock is divided into series. The Series 1-A Convertible Preferred Stock consists of 2,802,000 shares, and the Series 2-A Convertible Preferred Stock consists of 1,672,328 shares. As of December 22, 2000, there are issued and outstanding 16,338,750 shares of Common Stock, 2,648,464 shares of Series 1-
A Convertible Preferred Stock and 1,609,926 shares of Series 2-A Convertible Preferred Stock, without giving effect to the exercise of warrants or options or the conversion of debt. There remains 525,672 shares of Preferred Stock which may be issued with rights, preferences and privileges to be designated by the board of directors.

     The holders of Common Stock, Series 1-A Convertible Preferred Stock and Series 2-A Convertible Preferred Stock are entitled to one vote for each share held of record (or, in the case of Preferred Stock, each share on Common Stock into which such shares may be converted) on each matter submitted to a vote of shareholders. The Company's charter documents do not provide for cumulative voting in the election of directors.

     Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding senior securities. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, when issued, validly issued, fully paid and nonassessable.

     See "Anti-Takeover Provisions" under "RISK FACTORS."

Series 1-A and 2-A Preferred Stock
----------------------------------

     Each share of Series 1-A Convertible Preferred Stock and Series 2-A Convertible Preferred Stock is convertible into one share of common stock. The voting rights of the holders of the Series 1-A Convertible Preferred Stock and Series 2-A Convertible Preferred Stock are discussed above under "Common Stock."

     Holders of the Series 1-A Convertible Preferred Stock are entitled to noncumulative dividends, if declared by the Board of Directors, of $0.20 per share annually. Holders of the Series 2-A Convertible Preferred Stock are entitled to noncumulative dividends, if declared by the Board of Directors, of $0.51 cents per share annually.

     In the event of a liquidation or dissolution of the Company, the holders of the Series 1-A Convertible Preferred Stock shall be entitled to receive a preference amount for each outstanding share equal to $2.50 plus declared but unpaid dividends. In such event, the holders of the Series 2-A Convertible Preferred Stock shall be entitled to receive a preference amount for each outstanding share equal to $6.41 plus declared but unpaid dividends at the same time and with the same priority as the holders of the Series 1-A Convertible Preferred Stock.

Registration Rights
-------------------

     The Company is obligated to register the shares of Common Stock underlying the Series 2-A Preferred and the warrants held by the holders of the Series 2-A Preferred. This registration statement is a result of the Company's obligation to the holders of the Series 2-A Preferred. If this registration statement is not effective on or before January 16, 2001, the Company must issue to each holder of Series 2-A Preferred an additional warrant to purchase Common Stock in an aggregate amount equal to two percent (2%) of the registrable shares held by such holder for each thirty day period this registration statement is not effective by January 16, 2001. The additional warrants would have terms of five
(5) years and an exercise price of $6.41 per share. For example, if this registration statement is not effective until February 15, 2001, warrants to purchase an aggregate of 36,358 shares of Common Stock would be issued. If this registration statement is not effective until March 17, 2001, warrants to purchase an aggregate of 72,715 shares of Common Stock would be issued. The Company will amend this registration statement to add the Common Stock underlying those warrants to be covered by this registration statement.

     The holders of certain warrants have piggy-back rights on the Company's registration of securities pursuant to which the holders of warrants have contractual rights to have the Company include shares of Common Stock issuable upon exercise of the warrants in a registration statement filed by the Company covering any of its securities.


             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                        FOR SECURITIES ACT LIABILITIES

     The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors, officers, employees and agents for breach of fiduciary duty of care, subject to certain limitations.
The Company's certificate of incorporation provides that our directors and officers shall not be liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty owed by such director or officer, as applicable, except for liability (1) for any breach of a director's or officer's duty of loyalty to the Company or its stockholders, (2) for intentional misconduct, fraud or a knowing violation of law, under Section 174 of the General Corporation Law of the State of Delaware or (3) for a transaction from which the officer or director derived an improper personal benefit. The Company's bylaws provide for the indemnification of our directors, officers, employees and agents to the extent permitted by the Delaware General Corporation Law. Our directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                          DESCRIPTION OF THE BUSINESS

THE COMPANY

     Vsource, Inc. (the "Company") is positioning itself to be a leading provider of business-to-business electronic procurement services (eProcurement). The Company's Virtual Source Network (VSN) allows buyers and suppliers to conduct business transactions on the Internet in an efficient and cost-effective manner. The Company creates and markets its eProcurement services via a "pure" Internet-based Application Service Provider (ASP) model which enables the Company's clients to access computer software and data that reside on a remote server rather than the user's own computer or local area network server. The clients may access the Company's software on a rental basis through an Internet browser and, therefore, are not required to invest in the ownership of a perpetual right to use the software, nor do the clients have to procure any hardware to operate the software application. Using the ASP model, the Company charges an initial set-up fee to use the software and then charges on a time or transaction basis for usage of the software depending on the requirements of the individual client.

     The Company's objective is to create the leading pure Internet-based ASP electronic commerce network platform for the business-to-business customer and supplier. The Company intends to create the leading virtual marketplace for business-to-business goods and services, and feels that the ASP technology provides customers an advantage not presently offered by competitive eProcurement providers.

INDUSTRY BACKGROUND

 Growth of the Internet and E-commerce
 -------------------------------------

     The Internet has emerged as the fastest growing communication medium in history. eMarketer, a leading Internet consulting firm, has estimated that the number of Internet users in the United States will reach 66 million in 2000, with projected growth to more than 100 million users by 2002. The Internet is dramatically changing how businesses and individuals communicate, share information and conduct business, such as business-to-consumer and person-to-person electronic commerce. Recently, the widespread adoption of intranets and the acceptance of the Internet as a business communications medium have created a foundation for business-to-business electronic commerce that will enable organizations to streamline complex processes, lower costs and improve productivity.

Inefficiencies in Traditional Business Procurement
--------------------------------------------------

     Historically, most organizations have purchased goods and services through paper-based or semi-automated processes. These processes are costly, time consuming, complex and often include the re-keying of information, lengthy approval cycles and significant attention of financial and administrative personnel. Furthermore, corporate purchasing has historically been highly fragmented and decentralized, thus making it difficult for businesses to manage employee purchases, control spending and prevent duplicative or unauthorized ordering. The cost of each corporate purchasing transaction generally ranges from $75 to $175, often exceeding the cost of the items being purchased. Facing increasing competitive pressures to lower costs and improve productivity, businesses are seeking to replace these traditional paper-based transactions with centralized eProcurement solutions that provide cost-effective and efficient networks for the purchase of goods and services. Beyond the time and expense associated with manual processing costs, organizations suffer even greater costs when they cannot fully exploit procurement economies of scale. Most businesses lack the systems that enable them to monitor purchases and compile data necessary to negotiate better volume discounts with preferred suppliers. When preferred suppliers are not used, the cost of items purchased tends to be higher. With the increasingly widespread use of the Internet, businesses are now in a position to further automate purchasing activities. The availability of this technology creates a significant market opportunity for Internet-based business-to-business electronic commerce solutions. With this foundation, management believes that Internet-based, business- to-business electronic commerce is poised for rapid and substantial growth and represents a significantly larger opportunity than business-to-consumer or person-to-person electronic commerce. Numerous well-regarded market research organizations, such as the GartnerGroup and Yankee Group, have projected that business-to-business e-commerce will grow substantially during the next few years. The

GartnerGroup, for example, has projected that business-to-business e-commerce will grow from $145 billion worldwide in 1999 to $7.4 trillion worldwide in 2004.

Traditional Electronic Procurement Solutions
--------------------------------------------

     Currently a number of companies provide traditional eProcurement solutions that attempt to reduce the inefficiencies of corporate purchasing through the implementation of information technology. However, while these solutions do facilitate eProcurement transactions, the Company believes that each of these solutions has limitations that will prevent widespread adoption of the platforms by business consumers and suppliers.

          Businesses have historically looked to electronic data interchange ("EDI") systems to address procurement cycle inefficiencies. EDI has gained wide acceptance in automating the sale and procurement of goods, principally in environments characterized by high dollar-volume transactions with a limited number of suppliers. EDI systems involve a uniform set of formats for commercial documents used in procurement that are exchanged across private networks without human intervention. Because the EDI model relies on the uniformity of documentation, and therefore transactions, it is not well suited to address the requirements of a dynamic procurement environment involving a large community of buyers and sellers of a wide variety of goods and services. Furthermore, the EDI model does not provide real-time interaction between the buyer and seller, thus leaving the buyer with supplier information that may not be up to date. Lastly, the EDI model involves a high-cost of installation and maintenance in addition to significant transaction fees making it an unsuitable solution for most businesses.

          Many vendors have developed purchasing software systems to coordinate the purchasing of goods and services across large enterprises. However, theses systems tend to be cost-prohibitive due to up-front licensing fees that can exceed $1 million and maintenance fees. Furthermore, these systems tend to be very complex, thus requiring a lengthy and expensive implementation process.

     Neither of these current solutions provides the full spectrum of online functions, such as placing simultaneous bid requests with multiple suppliers, that is needed to create an open electronic marketplace for the procurement of goods and services. Furthermore, both solutions are too costly for all but the largest businesses. The Internet, on the other hand, provides the cost-effective medium through which an open and interoperable trading community can be established and grown. With the widespread adoption of the Internet as a business communication platform, a significant market opportunity exists for an Internet-based business-to-business electronic commerce solution.

The Vsource Solution
--------------------

     The VSN Network ("VSN") is the Company's flagship product. It is an Internet-based application that requires no software on the client side beyond an Internet browser. VSN allows organizations to establish central control -- and either centralized or decentralized implementation - of procurement for indirect and direct goods and services. These include maintenance, repair and operations (MRO), capital equipment, services, travel and entertainment and all of the finished goods and raw materials required by any business. VSN accommodates

100% of the procurement process within the supply chain. Because customers do not have to install software on their servers and client computers, the average cost to test the effectiveness of VSN is approximately $50,000.

     With VSN, the inefficiencies associated with paper-based procurement processes are significantly reduced. Information only needs to be entered once, and a continuous audit trail follows all transactions. This means that clerical activities, such as re-keying information, are substantially reduced or eliminated. Further, since VSN automatically tracks data, such as volume of purchases from each supplier, much less time is required from financial and administrative personnel to monitor results. Approval cycle times are reduced, since the application provides user-specific access controls, such as budget limits, item purchase authorization limits, and restricted supplier availability. This enables organizations to reduce or eliminate the complex approval processes that slow the purchase cycle, and it greatly reduces the likelihood of unauthorized ordering from non-approved suppliers.

     When VSN is employed throughout an organization, the purchasing process becomes much more uniform and streamlined than with paper-based or semi-automated processes. Each user can place orders directly, based on individual authorization limits. While procurement can be implemented in a decentralized manner, it can be controlled centrally, along with the flow of information. Organizations are able to better utilize historical and current purchasing information to negotiate more cost effective agreements with preferred suppliers and achieve much greater economies of scale. Finally, organizations can focus resources on developing improved supply strategies rather than conducting transactional procurement.

Benefits of the Vsource Solution
--------------------------------

          Greater Access for Businesses of All Sizes. VSN provides all of its members access to new customer and supplier relationships through its eProcurement network. The system provides an extremely easy and efficient way for members to communicate with a broad array of companies at a low cost and with little risk. Furthermore, because VSN only requires an Internet browser as an interface, it is an innovative platform for offering eProcurement solutions to small-to-medium sized businesses that might not otherwise be able to afford such a system.

          Speed to Implement. Typical procurement implementation cycles can range from 6 to 18 months and require significant human resources. Conversely, depending on the number of users being entered into the system, a procurement client can implement VSN in just 1 week. More complex organizations could take up to 2 to 3 months, not including systems integration between legacy systems and VSN. However, VSN is fully functional in parallel with the integration effort, so there is no waiting time or opportunity cost to using VSN.

          Cost Flexibility. The VSN pricing structure is highly flexible and accommodates how companies want to manage their business. The low cost makes it a truly "disposable" solution for companies who prefer not to make large capital expenditures in technology that is rapidly changing. Components of VSN can be selected according to a company's current needs, yet offer a way for companies to stay with VSN by adding capability as their needs grow. Likewise, companies that have already invested in other procurement processes can leverage the Request For Quote (RFQ) and product development capabilities of VSN by utilizing it as a front-end system.

          True Scalability. The VSN roll out is coordinated with client development so that each client can experience unrestrained access to current and potential suppliers. Additional clients can be added with incremental additions to systems and implementation resources.

          Improved Management and Control. Every user in VSN can have a unique profile along with associated permissions and workflow assigned by a manager. Therefore, users can only purchase items that are previously approved for their profile and fall within a specified dollar value threshold.

          Ease of Use and Configuration. VSN is easily configured by the client and has pre-determined default configurations that companies can opt to use. The entire configuration process is menu and "checkbox" driven. All forms, defaults and user access/workflow can be edited online.

          Access to All Products/Services. VSN enables direct and indirect purchasing of products and services. VSN accommodates fixed catalog content similar to competitors, as well as additional catalog content provided by RFQ responses previously requested by the company.

          World Class Systems Integration. The Company uses IBM as the preferred provider of procurement consulting and systems integration services for its clients for most Enterprise Resource Planning (ERP) and legacy systems integration.

          Training and After Sales Support. The Company has contracted with IBM Global Services to provide full training services for up front system planning, user training, ongoing training design and help desk services.

          Platform Independence. VSN is not software-based, thus systems integration only consists of mapping the VSN database to share information with the client's systems. VSN is compatible with Windows, Unix and Apple operating systems.

          Project Management. VSN can embed project codes into a user profile so that all costs associated with a project can be tracked.

          Formation of Consortiums/Trading Communities. VSN easily and economically enables companies to form consortiums among their chosen trading communities or across multiple industries. Companies can host consortiums for their suppliers and customers or can align with other companies who buy similar items. VSN offers the security, affordability and configuration flexibility of the Company's solution that make it a viable solution for any company seeking to capitalize on the opportunities presented by consortium purchases.

The Vsource Growth Strategy
---------------------------

     The Company's objective is to create the leading pure Internet-based ASP electronic commerce network platform for the business-to-business customer and supplier. Key strategies to achieve this objective include:

          Market and sell VSN through direct sales to private and public organizations in a variety of industries on a global basis. VSN is being marketed to this group as a cost-effective new process to replace traditional software-based procurement systems. Large and medium sized organizations are seeking alternatives to expensive software systems, and they are looking for ways to significantly reduce total procurement costs.

          Develop joint marketing programs with alliance partners, consisting of companies that offer complementary technology, products or services to VSN. Alliance relationships are also formed with companies that plan to market VSN directly to their own customer bases as part of comprehensive electronic business application packages.

          Develop relationships with marketplace hosts, who will use VSN as the engine for a variety of electronic marketplaces. VSN would act as the eProcurement engine for industry-specific electronic procurement marketplaces, or VSN may be the eProcurement portion of a broader electronic business marketplace.

PRODUCTS AND SERVICES

Virtual Source Network (VSN)
----------------------------

     Currently all financial, technical and marketing resources of the Company are dedicated to VSN. The Company plans to sell VSN through a direct sales force, through independent resellers, and through strategic partnerships in which VSN will be offered to the partner's base of customers. VSN is designed to be sold through a business model based primarily on transaction fees. The contract includes an initial fee of approximately $50,000 for a pilot program, a requirements analysis and a ten-user license. During the pilot program, the client is expected to test the functionality of VSN and determine how much customization of the system, if any, is required for a full implementation. The costs to the client of a full implementation may be significant, particularly if the client requires sophisticated integration with internal ERP or accounting systems. Most of the costs will result from the use of outside systems consultants (non-Company employees) to perform the integration. Management expects that these costs will vary significantly from client to client. VSN is also offered for use as a private label marketplace. For such use, an initial fee of approximately $100,000 covers development of the private label Web site, one user company pilot, requirements analysis and ten user licenses. The VSN marketplace business model is also based on transaction revenues from marketplace users, as shared with the marketplace.

     While VSN is accessed by the Internet, all customer-specific data, such as special catalogs and purchasing-related data, is kept confidential by means of encryption and other data security features. Clients only know of other VSN clients if they have reason to do business with each other. Clients use VSN to purchase items by generating electronic purchase orders directly after shopping in online catalogs. Clients may also initiate RFQs, Requests for Proposals
(RFPs)
or Requests for Information (RFIs) which are electronically distributed to vendors via the Internet. Vendors respond, via the Internet, with appropriate information, proposals or price quotations for the items requested. At that point, the client may select one of the vendor quotations and send an electronic purchase order, or the buyer may communicate electronically with the vendor regarding counter-proposals or to request additional information.

     All buying processes are completed by issuing electronic purchase orders, receiving electronic invoices from the suppliers, verifying that the invoiced goods or services have been received, and issuing payment authorizations. Clients also can have VSN data exported to requisite internal ERP or accounting systems, although this will require the use of customized interfaces or third-party interconnection products.

     During 1997 and early 1998, the Company offered an earlier version of VSN, which was a software application installed on client computers. The company has discontinued the sale and use of this product. Vsource's Internet version of VSN has just recently been made available for use by clients. The Company is presently hiring a direct sales force and creating relationships with independent resellers and strategic partners.

Technology
----------

     Companies handle their procurement processes on VSN using the Internet-based browser available on their personal computers. The VSN application itself is hosted by the Company on servers that reside on the Internet. The VSN system has a three-tier database-driven architecture that has been built for reliability and scalability. As more companies use the system, the Quality of Service associated with using VSN can be maintained at a constant level by adding additional processing resources required by each tier of the architecture. By adding more servers at multiple processing locations, the overall system has a virtually unlimited ability to scale.

     An important technological capability is improved control and enhancement of the application. Because the application resides on company-controlled computers, bug fixes and new features can be added on a continual basis as they become available, rather than released on a periodic basis as is done with virtually all software that resides on customer-controlled computers, requiring no maintenance effort on the part of the customers to upgrade the system.

     Because the application is accessed via the Internet, all client data is stored centrally at the Company's host site. Such data can be downloaded to the customer's internal processing systems as required, although this typically requires a customized integration with the client's existing internal software systems.

     All data is transmitted securely on the Internet via Secure Socket Layers
(SSL).  Data transfers are performed using industry standard formats.

     Localization of the product is performed with language translation of all
prompts and content.   A software tool has been developed allowing direct
modification of prompts and content in the system by third-party linguists.

Strategic Relationships
-----------------------

     In December 2000, the Company announced that it had entered into a definitive agreement to acquire Online Transaction Technologies, Inc., ("OTT") a web auction developer, in a stock for stock transaction. Financial statements of OTT will be reported as soon as they are available. See Note 7 in Notes to October 31, 2000 Consolidated Financial Statements.

     In October 2000, the Company and IBM announced an alliance to provide eProcurement services to mid-sized companies. IBM agreed to establish a national practice to support the alliance.

     In August 2000, the Company and IBM jointly announced an agreement between IBM Global Services and Vsource, Inc. for localization services, including language translations. The Company is a paying client of IBM, which has developed the training program for VSN users. Clients of the Company retain the services of IBM in order to train their staffs to use the VSN system. In addition, IBM and the Company have each agreed informally to make their respective clients aware of the other firm's services, where it seems appropriate for the client in question.

     In July 2000, the Company signed an agreement with First Data Merchant Services Corporation ("First Data") wherein First Data will provide certain electronic payment services to Vsource clients and their vendors through the Vsource VSN eProcurement web site. In October 2000, the parties announced that the agreement was to be implemented through Sure Pay LLC, a joint venture of First Data and Entrust Technologies, Inc.

     In March 2000, the Company formed a strategic marketing and technical alliance with Internet Commerce Corp. (ICC) of New York City, New York, pursuant to which ICC will connect its Internet electronic data interchange (EDI) network with VSN. The interconnection will allow VSN customers to exchange purchase related documents with companies that accept such documents in the EDI standard. ICC estimates that more than 400,000 companies worldwide have the ability to accept purchasing related documents via the EDI standard.

Sales and Marketing
-------------------

     The Company sells its services through two primary channels. First, a direct sales force, consisting of six sales professionals as of December 15, 2000, is organized geographically into four regions. These Sales Professionals focus on selling VSN to middle market organizations, typically companies with annual sales of at least $50 million to $2 billion per year. Sales professionals receive a base salary and earn commissions based on achieving quarterly and annual sales goals. The Company has also developed an indirect channel through various alliance relationships to leverage and accelerate market adoption of VSN. Alliance companies provide leverage through joint marketing programs with Vsource and through direct sales to their customer base, using their own company sales force.

     The alliance program identifies and proactively approaches leading companies whose products/services are complementary to its own. Current alliance partners include IBM. Additional consulting firms and systems integrators will be selectively added as alliance members as appropriate. Alliance members share in transaction fees if they are involved in the sale of VSN to a client as well as in the ongoing management of the client relationship.

Additionally, alliance member services, such as systems integration or training, are charged directly to the clients as required.

     The VSN associate program is designed to identify individuals or companies who are interested and capable of helping sell VSN services to potential clients globally. These individuals will also share in the transaction fees for any clients where they have played a role in completing a sale.

Customer Service, Training and Support
--------------------------------------

     The Company uses IBM as its preferred providers of procurement consulting and systems integration services for its clients for most ERP and legacy systems integration. The Company has also contracted IBM Global Services to provide full training services for up front system planning, user training, ongoing training design and help desk services. IBM's business unit provides custom translation of VSN's system commands and instructions, so that it can be used in other languages as requested by clients.

     All alliance and associate program members are required to attend, complete and become certified at a VSN boot camp before working with VSN at the client level. The boot camp is an intensive 2 to 3 day training session developed in association with IBM Global Services and includes training for sales and technical certifications.

Research and Development
------------------------

     In fiscal year 2000, the company spent $3,458,933 on research and development. In fiscal year 1999, the Company spent $1,263,720. The increase is the result of the Company's decision to change VSN from a PC-based to an Internet-based application. The Company is presently performing research and development in four major functional areas: application functionality, security, external integration and global Quality of Service. In the area of application functionality, the Company is continuing to add new features and improve the operational reliability of the system. In the area of security, the Company is working on improved methods of secure data transmission, storage and fraud detection.

     In the area of external integration, the Company is continuing to explore improved ways of connecting the procurement processes performed by VSN with a client's back end computing systems, including the use of Electronic Data Interchange (EDI), custom integration with Enterprise Resource Planning (ERP) systems, and the potential use of the RosettaNet transaction standards that are under development. In the area of global Quality of Service, the Company is exploring advanced system architectures that will allow virtually unlimited processing capability. The Company is also exploring alternative technologies to land-based communications, such as satellite and cellular wireless communication technologies.

Competition
-----------

     The market for VSN is very competitive and likely to become more so, and is subject to rapid technological change. Increased competition is likely to result in price reductions, to some extent caused by VSN pricing which management believes is below current industry averages (see "RISK FACTORS - COMPETITIVE "BUSINESS-TO-BUSINESS" INTERNET COMMERCE MARKET; EFFECT ON MARKET SHARE AND BUSINESS)." Although management believes that VSN compares favorably with respect to most competitive offerings (several having greater financial capability than VSN), and favorably with respect to overall cost, VSN does not yet have a large referral base, nor large numbers of buyers or vendors using the network, and its performance has yet to be proven with regard to the new Internet version of VSN. As a result, it is yet to be seen whether VSN can compete successfully.

GOVERNMENT APPROVALS

     While there are no governmental approvals required specifically related to the licensing or use of VSN and no direct governmental regulation, that could change. In those circumstances, competitors with larger administrative staffs and more financial resources will be in a better position to comply with this regulation and obtain any necessary approvals. However, management is not aware of any pending or anticipated government regulations that will negatively impact the Company in a material way.

DEPENDENCE UPON SUPPLIERS

     The Company is not dependent on suppliers of raw materials, although it is dependent on the Internet, including the ability to communicate with its remote servers. The Company's clients are also dependent on the Internet for this communication, without which clients would be unable to use any of the Internet-based services provided by the Company. Should the Company and its clients not be able to access the Internet for an extended period of time, it could have an adverse material effect on the Company's operations.

TRADEMARKS

     Vsource has been awarded the trademark VIRTUAL SOURCE. It also has applications pending for the trademark Vsource and the service mark DELIVERING ON THE PROMISE OF THE INTERNET.

     Vsource does not have patents or patent applications pending. Vsource technology is protected by the security of the Company-maintained Web site in which Vsource software code resides, by confidentiality agreements it has with its development personnel, and by the separation of development responsibilities and access authorities.

ENVIRONMENTAL ISSUES

     The Company's operations are not currently impacted by federal, state, local and foreign environmental protection laws and regulations.

BACKGROUND

     Vsource was incorporated in Nevada on October 22, 1980, and ultimately adopted the name "Vsource, Inc." on December 16, 1999. Vsource reincorporated in Delaware on November 8, 2000. The Company's executive offices are located at 5740 Ralston Street, Suite 110, Ventura, California 93003.

REPORTS TO SECURITY HOLDERS

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the World Wide Web site is http:/www.sec.gov.

CAPITALIZATION

     The following table sets forth the Capitalization of Vsource, Inc. at October 31, 2000, unadjusted for any exercise of outstanding options or warrants:


          Convertible Notes Payable                           $    150,000
                                                              ------------

          Shareholders' Equity (1)
            Preferred Stock (2)                                     43,975
            Common Stock (3)                                       161,015
            Additional Paid-in Capital                          63,955,951
            Deferred Compensation                              (12,953,649)
            Accumulated Deficit                                (41,841,773)
          Less:  Note Receivable-Sale of Stock                    (426,798)
                                                              ------------

          Total Shareholders' Equity/(Deficit)                   8,938,721
                                                              ------------

                                                              $  9,088,722
                                                              ============

 (1) Does not include (a) up to 1,575,450 shares of Common Stock issuable upon exercise of outstanding incentive stock Options and (b) up to 1,547,121 shares of Common stock issuable upon exercise of Warrants at October 31, 2000.

 (2) Preferred Stock consists of 5,000,000 shares authorized, $0.01 par value, including Series 1-A Stock with 2,725,232 shares issued and outstanding and Series 2-A Stock with 1,672,328 shares issued and outstanding, both at October 31, 2000.

 (3) Common Stock consists of 50,000,000 shares authorized, $0.01 par value, with 16,101,523 shares issued and outstanding at October 31, 2000.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the Company's financial statements and the related notes thereto appearing elsewhere herein.

Forward Looking Statements
--------------------------

     This Registration Statement on Form S-1 and the documents incorporated herein by reference contain forward-looking statements based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. All statements, trends, analyses and other information contained in this report relative to trends in net sales, gross margin, anticipated expense levels and liquidity and capital resources, as well as other statements including, but not limited to, words such as "anticipate," "believe," "plan," "estimate," "expect," "seek," "intend," and other similar expressions, constitute forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Accordingly, actual results may differ materially from those anticipated or expressed in such statements. Potential risks and uncertainties include, among others, those set forth under "RISK FACTORS." Particular attention should be paid to the cautionary statements involving the Company's limited operating history, the unpredictability of its future revenues, the Company's need for and the availability of capital resources, the evolving nature of its business model, the intensely competitive market for business-to-business electronic procurement, and the risks associated with systems development, management of growth and business expansion. Except as required by law, the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers, however, should carefully review the factors set forth in other reports or documents that the Company files from time to time with the Securities and Exchange Commission ("SEC").

Overview
--------

     The Company creates and markets "pure" Internet based applications using an Application Service Provider (ASP) model. An ASP model is best described as providing the ability on a rental basis for clients to access by an Internet browser, such as Internet Explorer or Netscape Communicator, computer software and data that reside on a remote server on the Internet, rather than the user's computer or a server on the user's local area network. The Company intends to generate fees by charging a small setup fee to use its software and then charging based upon time or transactions, depending upon the situation. Currently, the Company offers one application, Virtual Source Network (VSN), which may be used by corporate clients to purchase goods and services via the Internet.

     Currently all financial, technical and marketing resources of the Company are dedicated to VSN. The Company plans to sell VSN through a direct sales force, through independent resellers, and through strategic partnerships in which VSN will be offered to the partner's base of customers. VSN is designed to be sold initially through a pilot program for ongoing transaction fees and an initial setup fee of $25,000. During the pilot program, the client is expected to test the functionality of VSN and determine how much customization of the system, if any, is required for a full implementation.

     During 1997 and early 1998, the Company offered an earlier version of VSN, which was a software application installed on client computers. The Company has discontinued the sale and use of this product. The Company's Internet version of VSN has just recently been made available for use by clients. The Company is presently hiring a direct sales force and creating relationships with independent resellers and strategic partners.

     The Internet version of VSN is now being used on a trial basis by initial customers. As a result, the limited operating history makes the prediction of future operating results very difficult. In particular, the Company believes that period-to-period comparisons of operating results should not be relied upon as predictive of future performance. Operating results are expected to vary significantly from quarter to quarter and are difficult or impossible to predict. The Company's operating prospects must be considered in relationship to the risks, expenses and difficulties encountered by any company at an early stage of development, particularly companies in new and rapidly evolving markets. The Company may not be successful in addressing such risks and difficulties. For more information, please refer to "FORWARD LOOKING STATEMENTS" and "RISK FACTORS."

Recent Events
-------------

     In December 2000, the Company announced that it had entered into a definitive agreement to acquire Online Transaction Technologies, Inc., a web auction developer, in a stock for stock transaction. The acquisition has not yet been completed. See Note 7 in Notes to October 31, 2000 Consolidated Financial Statements.

     In October 2000, the Company and IBM announced an alliance to provide eProcurement services to mid-sized companies. IBM agreed to establish a national practice to support the alliance.

     In August 2000, the Company and IBM jointly announced an agreement between IBM Global Services and Vsource, Inc. for localization services, including language translations. The Company is a paying client of IBM, which has developed the training program for VSN users. Clients of the Company retain the services of IBM in order to train their staffs to use the VSN system. In addition, IBM and the Company have each agreed informally to make their respective clients aware of the other firm's services, where it seems appropriate for the client in question.

     In July 2000, the Company signed an agreement with First Data Merchant Services Corporation ("First Data") wherein First Data will provide certain electronic payment services to Vsource clients and their vendors through the Vsource VSN eProcurement web site. In October 2000, the parties announced that the agreement was to be implemented through Sure Pay LLC, a joint venture of First Data and Entrust Technologies, Inc.

     In July 2000, the Company discontinued technical support for Virtual Source Publisher, the commercially inactive web site publishing activity acquired as part of the Wpg.Net, Inc. acquisition in June 1998. All remaining intangible assets relating to Wpg.Net, Inc. were written off as of January 31, 2000.

     In June 2000, Vsource, Inc. was the recipient of the Technology Leadership Award from Frost and Sullivan, being one of only three companies to receive recognition. Frost and Sullivan is a long established global leader in international market consulting and training.

     In March 2000, the Company formed a strategic marketing and technical alliance with Internet Commerce Corp. (ICC) of New York City, New York, pursuant to which ICC will connect its Internet electronic data interchange (EDI) network with VSN. The interconnection will allow VSN customers to exchange purchase related documents with companies that accept such documents in the EDI standard. ICC estimates that more than 400,000 companies worldwide have the ability to accept purchasing related documents via the EDI standard.

RESULTS OF OPERATIONS - NINE MONTHS ENDED OCTOBER 31, 2000,
COMPARED TO THE NINE MONTHS ENDED OCTOBER 31, 1999

Revenue
-------

     For the nine months ended October 31, 2000, revenues were $214,000, up $203,785 or 1,995% compared to $10,215 in revenues during the nine months ended October 31, 1999. This increase in revenues results from the Company's implementation of the pilot phase of the revenue generating process for the new Internet version of VSN. The Company has not yet begun to generate transaction fees, the anticipated primary source of revenue.

General and Administrative Expenses
-----------------------------------

     For the nine months ended October 31, 2000, general and administrative expenses were $9,746,801 (including $6,617,357 of stock-based compensation), up $8,943,059, or 1,113%, from $803,742 during the nine months ended October 31, 1999. This increase was caused primarily by the increase of expenses associated with marketing, advertising, public relations, stock based compensation and executive staff.

Research and Development
------------------------

     For the nine months ended October 31, 2000, research and development expenses were $9,087,797 (including $3,031,209 of stock-based compensation), up $6,933,724 or 322% from $2,154,073 during the nine months ended October 31, 1999. This increase was caused primarily by implementation of a development effort associated with the Company's Internet version of VSN. These costs included the use of independent contractors, as well as the addition of technical employees in the Company's Seattle office. The Company does no work that would be considered pure research, or basic research.

Net Loss
--------

     For the nine months ended October 31, 2000, the net loss was $18,537,691, an increase of $15,590,091 or 529%, from the net loss of $2,947,600 during the nine months ended October 31, 1999. This increase is a result of significantly increased marketing and advertising expenses, stock based compensation, as well as significantly increased research and development expense.

Weighted Average Common Shares Outstanding - Basic and Diluted
--------------------------------------------------------------

     For the nine months ended October 31, 2000, the basic weighted average common shares outstanding were 15,869,895, up 2,573,886 or 19.4%, from 13,296,009 for the nine months ended October 31, 1999. This increase resulted primarily from the issuance of 2,118,269 shares of common stock of the Company upon conversion of convertible notes and accrued interest, the issuance of 217,584 shares of common stock upon exercise of stock options, as well as the issuance of 236,084 shares of common stock in return for cash invested in the Company. Weighted average common shares outstanding for dilution purposes do not take into account the exercise of stock options or warrants because to do so would be anti-dilutive.

Net Loss Per Common Share - Basic and Diluted
---------------------------------------------

     The basic net loss per common share for the nine months ended October 31, 2000 was $2.02 per share, up $1.80 per share from a net loss of $0.22 per share for the nine months ended October 31, 1999. This increase reflects the $15,590,091 increase in the net loss, the return of equity to preferred stockholders of $13,499,177, created by the deemed dividend to preferred shareholders, and partially offset by the increase of 2,573,886 shares in the basic weighted average outstanding common shares.

FINANCIAL CONDITION - AT OCTOBER 31, 2000, COMPARED TO JANUARY 31, 2000

Cash
----

     On October 31, 2000, cash totaled $8,263,168, up $3,056,001 or 58.7%, from
$5,207,167 at January 31, 2000. This increase reflects the proceeds from the sale of preferred stock in private transactions that closed September 18, 2000, in the net amount of $10,171,108, and is offset by a decrease in the funds used for operations during the nine months ended October 31, 2000.

Accounts Receivable
-------------------

     On October 31, 2000, accounts receivable were $191,500 and on January 31, 2000, there were no accounts receivable. This reflects that the Company is approaching the completion of development of its main product, VSN, and has just begun generating revenues and receivables from the product.

Notes Receivable - Officers and Other
-------------------------------------

     On October 31, 2000, employee and other receivables totaled $183,367, up from no balance at January 31, 2000. This increase results from advances to officers and employees, net of partial repayments.

Prepaid Expenses
----------------

     On October 31, 2000, prepaid expenses totaled $148,383 as compared to no balance at January 31, 2000. This increase primarily reflects prepaid fees of $148,383 that will be expensed in the next twelve months.

Total Current Assets
--------------------

     On October 31, 2000, total current assets totaled $8,786,418, up $3,579,251 or 68.7%, from $5,207,167 at January 31, 2000. This increase reflects the net of proceeds from the sale of preferred stock in private transactions that closed September 18, 2000, in the net amount of $10,171,108, and is offset by a decrease in the funds used for operations during the nine months ended October 31, 2000.

Fixed Assets
------------

     On October 31, 2000, fixed assets totaled $819,017, an increase of $578,809, or 241%, from $240,208 at January 31, 2000. This increase reflects the addition of equipment and software needed to accommodate the increase in the development and marketing of VSN.

Accumulated Depreciation
------------------------

     On October 31, 2000, accumulated depreciation totaled $121,564, up $103,856, or 586.5%, from $17,808 at January 31, 2000. This increase reflects the addition of normal depreciation expense for the nine months ended October 31, 2000.

Property and Equipment, Net
---------------------------

     On October 31, 2000, property and equipment, net totaled $697,453, up $474,953, or 213.5%, from $222,500 at January 31, 2000. This increase primarily reflects the addition of equipment and software needed to accommodate the increase in the development and marketing of VSN, net of depreciation expense recorded for the period.

Notes Receivable - Officers and Other, Non-Current
--------------------------------------------------

     On October 31, 2000, other assets totaled $50,755, down $59,973, or 54.2%, from $110,728 at January 31, 2000. This decrease is due to the recognition of partial repayment on these notes receivable for the nine months ended October 31, 2000.

Total Assets
------------

     On October 31, 2000, total assets were $9,534,626, up $3,994,231, or 72.1%, from $5,540,395 at January 31, 2000. This change primarily reflects cash proceeds from the private placement during the period, offset by cash used in research and development costs, and general and administrative expenses associated with the development and marketing of VSN.

Accounts Payable
----------------

     On October 31, 2000, accounts payable were $366,818, up $119,346, or 48.2%, from $247,472 at January 31, 2000. This change is primarily a result of increased amounts due independent contractors involved in development of the Internet version of VSN, and also amounts due for marketing, advertising and legal expenses.

Accrued Liabilities
-------------------

     On October 31, 2000, accrued liabilities were $79,087, down $21,850, or 21.6%, from $100,937 at January 31, 2000. This change resulted primarily from the decrease in accrued wages and related compensation expenses.

Convertible Notes Payable
-------------------------

     On October 31, 2000, convertible notes payable were $150,000, remaining the same as at January 31, 2000. Interest accrued on this liability is included in accrued liabilities.

Liabilities Related to the Private Placement of Preferred Stock
---------------------------------------------------------------

     On October 31, 2000, liabilities related to private placement of preferred stock were zero, as compared to liabilities of $6,002,500 at January 31, 2000. This is due to the reclassification to equity and issuance of 2,802,000 shares of Series 1-A Preferred Stock in April 2000. As of January 31, 2000, the Company had received $6,002,500 in cash associated with the private placement, which it treated as a liability until the transaction was completed and the preferred stock was issued.

Total Current Liabilities
-------------------------

     On October 31, 2000, total current liabilities totaled $595,905, down $5,905,004, or 90.8%, from $6,500,909 at January 31, 2000. This reduction reflects the reclassification of liabilities related to the private placement of preferred stock in the amount of $6,002,500 to equity as preferred stock, partially offset by the increase in accounts payable of $119,346 and a decrease in accrued liabilities of $21,850.

Preferred Stock, $0.01 Par Value
--------------------------------

     On October 31, 2000, preferred stock for Series 1-A totaled $27,252 and stock for Series 2-A totaled $16,723 versus no preferred stock at January 31, 2000. This reflects the issuance of 2,802,000 new Series 1-A preferred shares less 76,768 shares converted to common shares during the nine-month period and the issuance of 1,672,328 shares of new Series 2-A preferred shares. All of the shares were issued in exchange for cash invested in the Company.

Common Stock, $0.01 Par Value
-----------------------------

     On October 31, 2000, common stock totaled $161,015, up $2,944, or 1.86%, from $158,071 at January 31, 2000. This reflects the issuance of 294,352 shares of common stock , $0.01 par value, during the nine months ended October 31, 2000.

Additional Paid-In Capital
--------------------------

     On October 31, 2000, paid-in-capital totaled $63,955,951, up $53,310,017 or 500.8%, from $10,645,934 at January 31, 2000. This increase reflects the value (in excess of par) of the new preferred shares issued during the period, of which 4,397,560 preferred shares were issued in return for cash invested in the Company, and 294,352 common shares were issued for cash and services. This primarily reflects the recording of additional paid in capital for common stockholders' of $13,499,177 related to the beneficial conversion feature of preferred stock, compensation of $10,539,257 related to stock options granted to employees in accordance with the Statement of Financial Accounting Standards No. 123, accounting for stock-based compensation, and $10,966,310 in compensation for marketing, investor relations and referral services.

Deferred Compensation
---------------------

     On October 31, 2000, deferred compensation was $12,953,649, up $11,172,832, or 326% from $ 1,780,817 at January 31, 2000. This change was due to the granting of stock options to employees as employment incentives and bonuses, and compensation for marketing, investor relations and referral services. This is amortized over periods from one to three years, in accordance with the individual agreement terms.

Accumulated Deficit
-------------------

     On October 31, 2000, the accumulated deficit was $41,841,773 up $32,036,869 or 326% from $9,804,904 at January 31, 2000. This change resulted from a net loss of $18,537,691 during the nine months ended October 31, 2000 and the recognition of a deemed dividend to preferred stockholders of $13,499,177.

Notes Receivable From the Sale of Stock
---------------------------------------

     On October 31, 2000, notes receivable from the sale of stock totaled $426,798, up $248,000 from $178,798 at January 31, 2000. This amount is recorded as an offset to stockholders' equity. These notes are receivable from officers who exercised stock options during the current period, and in a prior period. The Company's stock option program provides several alternative methods of paying for shares acquired through exercise of stock options, and one of those alternatives is to provide a demand note payable to the Company, in the amount of the purchase.

Total Stockholders' Equity/(Deficit)
------------------------------------

     On October 31, 2000, total stockholders' equity was $8,938,721, up $9,899,235, or 1,031%, from a deficit of $960,514 at January 31, 2000. This change resulted primarily from increases in preferred stock and paid-in-capital of $53,356,936 offset by an increase in deferred compensation of $11,172,832, the recognition of a deemed dividend to preferred stockholders of $13,499,177, the increase in notes receivable relating to the sale of stock of $248,000 and the net loss of $18,537,691 during the nine months ended October 31, 2000.

Liquidity and Capital Resources
-------------------------------

     The Company had $214,000 of revenue during the nine months ended October 31, 2000, in addition to small amounts of interest income, and certain non-recurring items. While the Company expects to generate revenue in the future, it is currently entirely dependent on investor funds. At October 31, 2000, the Company had cash balances totaling $8,263,168, primarily as a result of its private placement of preferred stock during the first and third quarters of 2000 offset by current operating activity. The Company is currently expending approximately $900,000 per month of cash and cash equivalents. With anticipated revenue from current clients only and at the current rate of expenditure, management expects those funds to last through July 2001.

     The Company's principal sources of cash and cash equivalents were derived from private sales of the Company's equity and debt securities. The main source of funds for the Company from the date of inception through October 31, 2000, other than the sale of equity and debt securities, has been from implementation fees. $214,000 was derived from such sales made in the nine months ended October 31, 2000. The Company has not yet begun to generate transaction fees, the anticipated primary source of revenue.

     The Company anticipates client revenues to continue increasing during the twelve-month period from November 1, 2000 to October 31, 2001. In September 2000, the Company completed a private equity offering and received $10,719,623 less offering costs of $531,792. There can be no assurances that the Company will continue generating additional revenue from clients. If client revenues or future private equity offerings do not materialize, the Company has a contingent plan of cash conservation that will allow it to operate through October 31, 2001.

     The Consolidated Statements of Cash Flows for the nine months ended October 31, 2000, and nine months ended October 31, 1999 show that net losses were $18,537,691 and $2,947,600, respectively, with the issuance of preferred stock for cash of $10,889,828, partially offsetting the cash requirement. A non-cash entry was made for the period ended October 31, 2000 to recognize the conversion of liabilities related to the private placement of preferred stock in the amount of $6,002,500 to equity as preferred stock. In addition, a non-cash accounting entry of $20,808,006 was made to increase additional paid-in capital, with an offsetting entry of $9,648,566 for compensation expense, and $11,159,440 to deferred compensation. This did not offset any cash requirement directly or indirectly, and there was no such cash or other consideration paid as compensation in the period.

Research and Development for the Fiscal Year Ending January 31, 2001
--------------------------------------------------------------------

     During the fiscal year ending January 31, 2001, it is expected that approximately $12,000,000, including stock based compensation, will be spent on product development. The Company does not expect to expend any resources in basic research. Additional work is being done to enhance the present system. Developments will make the system more flexible, and allow additional options for the user to modify portions of the system to better meet the unique needs of each particular user's business. Other enhancements will add new capabilities to the system in the future. No assurance can be given that the Company will have the resources necessary to conduct this product development.

RESULT OF OPERATIONS - FISCAL YEAR 2000 VERSUS FISCAL YEAR 1999

Revenues
--------

     Revenues for the year ended January 31, 2000 decreased to $3,500 from revenues of $60,527 for the year ended January 31, 1999, a decrease of $57,027, or 94%. Revenues decreased primarily because the Company ceased its sales of subscriptions to the software version of VSN in the year ended January 3, 1999, and because the new Internet version of VSN did not generate revenues in the year ended January 31, 2000.

General and Administrative Expenses
-----------------------------------

     General and administrative expenses increased to $1,167,328 for the year ended January 31, 2000 from $298,468 for the year ended January 31, 1999, an increase of $868,860, or 291%. The increase was due primarily to expenses associated with an increase in personnel, including payroll, rent and travel.

Research and Development
------------------------

     Research and development expenses of $3,458,933 for the year ended January 31, 2000 grew from $1,263,720 for the year ended January 31, 1999, an increase of $2,195, 213, or 174%. The increase was due to increased costs associated with the development of the Company's Internet version of its VSN electronic purchasing system. Such increased costs include additional personnel and personnel-related expenses as well as increased licensing fees for development-related tools and systems.

Total Expenses
--------------

     Total expenses of $4,626,261 for the year ended January 31, 2000 increased from $1,562,368 for the year ended January 31, 1999, an increase of $3,063,893, or 196%. The increase in total expenses was due primarily to the increases in both research and development and general and administrative expenses.

Loss From Operations
--------------------

     The Company had a loss from operations of $4,622,761 for the year ended January 31, 2000 versus a loss of $1,501,841 for the year ended January 31, 1999, an increase of $3,120,920, or 207%. The loss increased because of increased costs associated with developing the Internet version of VSN versus a decline in revenues associated with discontinuing the software version of VSN.

Interest Expense
----------------

     Interest expense of $388,571 for the year ended January 31, 2000 grew from $351,499 for the year ended January 31, 1999, an increase of $37,072, or 11%. The increase was due primarily to the difference between the conversion rates of Convertible Demand Notes issued by the Company, and the market prices of the Company's unrestricted common stock on or about the dates such Notes were issued. Since the Notes are convertible into restricted common stock, however, investors require discounted conversion rates which reflect the illiquid nature of restricted stock, and Generally Accepted Accounting Principles require that interest expense be charged for any such price difference.

Loss on Impairment of Intangible Assets
---------------------------------------

     The Company incurred a loss of $527,356 for the year ended January 31, 2000 versus no impairment losses in the year ended January 31, 1999. The Company determined that its June 1998 investment in Wpg Net, Inc., and its technology, did not continue to carry the value originally anticipated. As a result, the goodwill remaining on the books as of January 31, 2000 was eliminated and charged to expense.

Other Income
------------

     Other Income of $15,394 for the year ended January 31, 2000 declined from $91,110 for the year ended January 31, 1999, a decrease of $75,716, or 83%. Other income in 1999 was derived primarily from the settlement of a lawsuit against the Company's landlord in which the Company received free rent.

Net Loss
--------

     The net loss of $5,523,294 for the year ended January 31, 2000 increased from $1,762,230 for the year ended January 31, 1999, an increase of $3,761,064, or 213%, almost entirely as a result of increased loss from operations, and loss on impairment as noted above.

Basic Weighted Average Number of Common Shares Outstanding
----------------------------------------------------------

     The weighted average number of shares of 13,931,634 for the year ended January 31, 2000 grew from 10,529,147 for the year ended January 31, 1999, an increase of 3,402,487 shares, or 32%. The increase resulted from issuing 2,210,201 shares upon conversion of Convertible Demand Notes, 1,500,213 shares in return for cash invested in the company during the year, 636,100 shares upon exercise of stock options, and 64,165 shares in return for services provided to the Company.

Net Loss Per Common Shares
--------------------------

     The net loss per common share of $0.40 for the year ended January 31, 2000 grew from $0.17 per share for fiscal 1999, an increase of $0.23, or 135%, as a result of the increased net loss for the year, partially offset by the increase in outstanding Common Shares, as noted above.

CHANGES IN CONSOLIDATED STATEMENT OF CASH FLOWS - FISCAL YEAR 2000 VERSUS FISCAL YEAR 1999

Cash Flows from Operating Activities
------------------------------------

     The Company had a decrease in cash of $2,863,183 from operating activities in the year ended January 31, 2000 versus a decrease in cash of $811,229 in the year ended January 31, 1999, an increase of $2,051,954, or 252% in the use of cash. The increased use of cash resulted from a net loss of $5,523,294 offset by non-cash items affecting income and changes in operating assets and liabilities of $2,660,111. The net loss was primarily due to increases in general and administrative and research and development expenses associated with the development of the Company's Internet version of its VSN eProcurement software, while the Company generated no offsetting revenues.

Cash Flows from Investing Activities
------------------------------------

     For the year ended January 31, 2000, cash flows from investing activities decreased $282,028 because of advances to employees of $41,820 and purchase of equipment of $240,208. For the year ended January 31, 1999, cash flows from investing activities decreased $9,400 for advances to employees.

Cash Flows from Financing Activities
------------------------------------

     For the year ended January 31, 2000, cash flows from financing activities increased by $8,292,441, consisting of $6,002,500 from a private placement, $2,139,941 from the issuance of common stock, and $150,000 from borrowings. See
Item 5. MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS - RECENT SALE OF UNREGISTERED SECURITIES.

     For the year ended January 31, 1999, cash flows from financing activities increased $825,160 from borrowings. This debt has all been converted into equity. See "RECENT SALE OF UNREGISTERED SECURITIES."

LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal sources of cash and cash equivalents were derived from private sales of Company's equity and debt securities. The sole source of funds for the Company from the date of inception through January 31, 2000, other than the sale of equity and debt securities, has been from sales of the earlier software products. No cash was derived from such sales made in the year ended January 31, 2000.

     The Company completed the year ended January 31, 2000 with cash and cash equivalents totaling approximately $5.2 million. As of March 31, 2000 the total of cash and cash equivalents was approximately $4.0 million.


                               PLAN OF OPERATION

     The Company has disclosed in its Form 10-QSB for the quarter ended October 31, 2000 that its monthly cash consumption rate was approximately $900,000 and that at that rate it had sufficient cash to operate through July 2001. The Company further disclosed that it had a contingency plan for extending the current cash through October 2001. The Company is currently reviewing several alternative development and operating plans. All alternatives will reduce monthly cash consumption to $750,000 or less. The company expects to select a plan, review it with the Company's board of directors, make disclosure and begin implementation during January 2001. The plan will provide, among other factors, for cash sufficiency through calendar year 2001.

     A major factor in each plan alternative is an appraisal, now underway, of the current VSN product release and the timing and cost of the next VSN release which is now in development.

     The Company is also actively engaged in seeking supplemental funding for specific client implementations of the VSN product.

     The Company has announced a definitive agreement to acquire Online Transaction Technologies, Inc. ("OTT") for Company stock. The acquisition, which has not yet closed, will be accounted for by purchase accounting. After the closing, the Company will offer the OTT auction-related product line which is fully developed. Other than normal capital expenditures for computer equipment, software and general business support equipment, the Company has no plans for any significant purchases or sales.

     The Company has no plans at this time to significantly increase or reduce its number of employees. However, certain of the plan alternatives referenced above include significant reductions in the number of employees.

                                   PROPERTY

     The Company, through its subsidiary Virtual Source, inc., leases approximately 5,500 square feet of standard office space at its principal location in Ventura, California. The lease expires on March 21, 2002. Rent is $8,307 per month.

     The Company rents approximately 6,700 square feet of standard office in Bothell, Washington. The lease expires on October 21, 2002, under a 36-month lease. Rent is $11,117 per month.

     The Company's main servers are housed in a Seattle facility especially designed for mission-critical computers. The cost is $3,200 per month, and is available on a month-to-month basis. This facility maintains back-up electrical power, fire protection, and other security features. Data communications connections available within this facility provide direct access to the Internet, without the need to connect through T-1, T-2, or T-3 high volume telephone lines. Alternative sites in Seattle are available, and redundant servers at other Internet access sites are under development.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has issued convertible demand notes, from time to time, each in a private transaction. In July 1999, all such notes were converted into an aggregate of 2,210,201 shares. Robert McShirley, chairman, president and chief executive officer of the Company, received an aggregate of 245,317 shares of Common Stock upon the conversion of notes in the principal amount of $95,600. Richard McShirley, vice president of the Company, received an aggregate of 188,116 shares of Common Stock upon the conversion of notes in the principal amount of $33,100.

     In May 1999, Robert C. McShirley exercised an option to purchase 80,000 shares of Common Stock (of the Company's predecessor) at $0.625 per share and 100,000 shares at $0.18 per share in exchange for promissory notes payable to the Company. Mr. McShirley was also granted an option to purchase 100,000 shares of Common Stock at $0.75 per share.

     Malcolm Powell and his family, through various trusts, were the beneficial owners of $55,000 principal amount of the notes. The principal amount plus accrued interest was converted into 232,757 shares of common stock. Dr. Powell also owns 150,000 shares of the Company common stock and, through a trust, 22,071 shares of Preferred Stock. Dr. Powell is a first cousin of Samuel Bradt, a director of the Company and the Company's former chief financial officer, secretary, and treasurer. Two other cousins of Mr. Bradt, R. Adolph Miller and Alison Sapikowski, hold 32,626 and 22,071 shares of Preferred Stock respectively.

     The largest principal amount of the Notes held by any one holder was held by Daniel Bunn who held $266,000 principal amount. The principal amount plus accrued interest was converted into 673,348 shares of common stock in July of 1999. Mr. Bunn also holds 33,374 shares of Preferred Stock. Mr. Bunn is a business associate of Robert C. McShirley.

     In April 2000, Mr. McShirley was issued 245,317 of restricted Common Stock pursuant to the conversion of convertible notes.

     In May 1999, and in accordance with the terms of the option agreements, the Company accepted six promissory notes totaling $178,798 from three executive officers, Robert McShirley, Richard McShirley and Samuel Bradt, as consideration for the exercise price of 636,100 fully vested non-qualified stock options. The notes carry an interest rate of 6% per annum and are payable on demand.

     In August 2000, Robert C. McShirley received a bonus of approximately $115,000 which was used to retire a loan from the Company.

     In September 2000, Sandford T. Waddell, the Chief Financial Officer, and P. Scott Turner, the Chief Operating Officer, each purchased shares of the Company's Series 2-A Convertible Preferred Stock for nominal cash and three year promissory notes with interest rate of 8% per annum and principal amounts of $124,000 and $124,000, respectively. The preferred stock purchased by Mr. Waddell and Mr. Turner was 19,501 shares and 19,501 shares, respectively. In connection with such transactions, Mr. Waddell and Mr. Turner each received a warrant to purchase 1,697 shares of common stock with an exercise prices of $6.41 with a term of five years.

     In October 2000, Robert McShirley borrowed $400,000 from the Company in exchange for a secured ninety day promissory note in such amount and an interest rate of 8% per annum. The note is secured by 100,000 shares of Mr. McShirley's common stock of the Company. Mr. McShirley repaid the Company $250,000 late in October 2000, leaving a balance of $150,000 plus interest. In addition, P. Scott Turner borrowed $50,000 from the Company in exchange for a one year promissory note in such amount with an interest rate of 8% per annum.

     In the quarter ended October 31, 2000, a sale was made to a related party. Ramin Kamfar is a member of the Board of directors of the Company and is also the Chief Executive Officer of New World Coffee, one of the customers with which a sale of $25,000 was recorded.


           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's common stock began trading on the Nasdaq National Market on October 30, 2000 under the symbol "VSRC." Due to the stock's limited history on the Nasdaq National Market, the Company sets forth historical data from its prior trading on the over-the-counter securities market.

     The Company's common stock began trading under the symbol "VSRC-BB" in the over-the-counter securities market on January 4, 2000. Prior to January 4, 2000, the Company's common stock traded under the symbol "IBNL-BB" in the over-the-counter securities market. The over-the-counter quotations reflect interdealer bid prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The over-the-counter market does not constitute active trading and trading in the Company's common stock is limited and sporadic. The following table sets forth the range of high bid and low bid quotations and the closing price for the fiscal quarters within the last two years. The source for this information is the Nasdaq OTC Bulletin Board.

Common Stock
------------

For Fiscal Year Ended January 31, 1999    High      Low
--------------------------------------    ----      ---

     Quarter ended April 30, 1998         $  3.25  $ 0.40
     Quarter ended July 31, 1998          $  2.94  $ 1.06
     Quarter ended October 31, 1998       $  1.31  $ 0.63
     Quarter ended January 31, 1999       $  3.00  $ 0.69

For Fiscal Year Ended January 31, 2000    High      Low
--------------------------------------    ----      ---

     Quarter ended April 30, 1999         $  2.38  $ 1.38
     Quarter ended July 31, 1999          $  2.13  $ 1.38
     Quarter ended October 31, 1999       $  2.88  $ 1.53
     Quarter ended January 31, 2000       $ 19.88  $ 1.88

For Fiscal Year Ended January 31, 2001    High      Low
--------------------------------------    ----      ---

     Quarter ended April 30, 2000         $ 85.00  $14.50
     Quarter ended July 31, 2000          $28.125  $9.125
     Quarter ended October 31, 2000       $16.125  $6.357
     Quarter ended January 31, 2001*      $15.812  $ 1.50

     *As of December 28, 2000

HOLDERS

     As of December 22, 2000, there were 945 registered stockholders of record of the Company's common stock. In addition, approximately 10,784,000 of the Company's outstanding shares are held in "street name" by Cede, Inc. on behalf of stockholders.

DIVIDENDS

     The Company has not declared any dividends on the common stock in the last two fiscal years or in the first three fiscal quarters of the fiscal year ending January 31, 2001. The Company has no present intention to pay cash dividends in the foreseeable future.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation for the last three completed fiscal years of the CEO and Richard McShirley, the only other person whose total annual salary and bonus exceed $100,000.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------
                                                            Annual Compensation      Long-Term Compensation
              Name And                  Fiscal Year         ---------------------------------------------------
         Principal Position            Ended Jan. 31,                                Securities Underlying
                                                                   Salary               Options/sars
----------------------------------------------------------------------------------------------------------------
  Robert C. McShirley, CEO                   2000             $117,000                  200,000 (1)
                                             -------------------------------------------------------------------
                                             1999             $ 63,750                   80,000 (2)
                                             -------------------------------------------------------------------
                                             1998                  -0-                  100,000 (3)
----------------------------------------------------------------------------------------------------------------
  Richard McShirley, Vice President          2000             $117,000                   85,000 (4)
                                             -------------------------------------------------------------------
                                             1999             $ 90,000                   35,000 (5)
                                             -------------------------------------------------------------------
                                             1998             $ 90,000                  406,100 (6)
----------------------------------------------------------------------------------------------------------------

(1) Options to purchase 100,000 shares of Common Stock were granted May 15, 1999 with an exercise price of $0.75 per share. In addition, options to purchase 100,000 shares of Common Stock previously granted August 4, 1998 were repriced on May 15, 1999.

(2) Options granted August 4, 1998 and exercised May 25, 1999. The options had an exercise price of $1.25 per share and were repriced to $0.625 per share on May 15, 1999.

(3) Options granted August 29, 1997 and exercised May 25, 1999. The options had an exercise price of $0.18164 per share.

(4) Options to purchase 50,000 shares of Common Stock were granted May 15, 1999 with an exercise price of $0.75 per share. In addition, options to purchase 35,000 shares of Common Stock previously granted August 4, 1998 were repriced on May 15, 1999.

(5) Options granted August 4, 1998 and exercised May 25, 1999. The options had an exercise price of $1.25 per share and were repriced to $0.625 per share on May 15, 1999.

(6) Options granted February 5, 1997 for 306,100 shares and August 29, 1997 for 100,000 shares. All options were exercised May 25, 1999 at an exercise price of $0.20 per share for 306,100 shares and $0.18164 per share for 100,000 shares.

Option Grants In The Last Fiscal Year

                            OPTION/SAR GRANTS TABLE
                              (Individual Grants)

---------------------------------------------------------------------------------------------------
                             Number Of     Percent Of Total   Exercise
                             Securities      Options/SARs     Or Base
                             Underlying       Granted To       Price      Expiration  Maturation
           Name             Options/SARs     Employees in      ($/Sh)        Date        Date
                              Granted      Fiscal Year 2000
---------------------------------------------------------------------------------------------------
Robert C. McShirley, CEO          100,000        7.9%          $0.75      5-15-2009   5-15-2001
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                             Number Of     Percent Of Total   Exercise
                             Securities      Options/SARs     Or Base
                             Underlying       Granted To       Price      Expiration  Maturation
           Name             Options/SARs     Employees in      ($/Sh)        Date        Date
                              Granted      Fiscal Year 2000
--------------------------------------------------------------------------------------------------
Richard McShirley                50,000            3.9%        $0.75        5-15-2009   5-15-2001
--------------------------------------------------------------------------------------------------

Option Exercises And Holdings

                   AGGREGATED OPTIONS/SAR EXERCISES IN LAST
                   FISCAL YEAR AND FY-END OPTION/SAR VALUES

-------------------------------------------------------------------------------------------------------------
                                                     Number Of Unexercised        Value Of Unexercised
                               Shares                 Securities Underlying           In-The-Money
           Name              Acquired On    Value         Options/SARs                Options/SARs
                              Exercise     Realized       At FY-End (#)               At F-Y End ($)
                                                     Exercisable/Unexercisable  Exercisable/Unexercisable
-------------------------------------------------------------------------------------------------------------
Robert C. McShirley, CEO      180,000       $258,086          50,000/50,000          ($721,875/$721,875)
-------------------------------------------------------------------------------------------------------------
Richard McShirley             441,100       $698,255          25,000/25,000          ($360,937/$360,937)
-------------------------------------------------------------------------------------------------------------

Report of Repricing of OptionS/SARS

     Certain options to purchase Common Stock were repriced pursuant to resolutions of the Board of Directors on May 15, 1999.

-------------------------------------------------------------------------------------------------------------
                                     Number
    Option Holder       Grant Date     of         Original          Amended      Vesting
                                     Shares    Exercise Price   Exercise Price
-------------------------------------------------------------------------------------------------------------
Robert C. McShirley       08/04/98     80,000        $1.25           $0.625           2 years
-------------------------------------------------------------------------------------------------------------
Richard S. McShirley      08/04/98     35,000        $1.25           $0.625           2 years
-------------------------------------------------------------------------------------------------------------
Samuel E. Bradt           08/04/98     15,000        $1.25           $0.625           2 years
-------------------------------------------------------------------------------------------------------------

Compensation of Directors

Upon the election to the Board of Directors in April, 2000, Ramin Kamfar was granted 2,500 shares of the Company's Common Stock. The Company does not currently offer any other compensation to the directors.

Employment Agreements

The Company has not entered into any employment agreements with any of the executive officers.

                             FINANCIAL STATEMENTS

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


Board of Directors
Vsource, Inc.

We have audited the accompanying consolidated balance sheet of Vsource, Inc. (a Nevada corporation) as of January 31, 2000 and the related consolidated statements of operations, shareholders' deficit and cash flows for the year ended January 31, 2000. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vsource, Inc. as of January 31, 2000 and the results of its operations, and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Grant Thornton LLP
Los Angeles, California
April 7,  2000

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


Board of Directors
Interactive Buyers Network International Ltd.
   and Subsidiaries
Ventura, California


We have audited the accompanying consolidated statements of operations, consolidated stockholders' equity and consolidated cash flows for the year ended January 31, 1999 of Interactive Buyers Network International Ltd. and subsidiaries. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations, shareholders' equity and its cash flows for the year then ended January 31, 1999 of Interactive Buyers Network International Ltd. and subsidiaries in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $1,762,230 during the year ended January 31, 1999, and as of that date, had a working capital deficiency of $920,680 and stockholders' equity of $128,796. These conditions raise substantial doubt about its ability to continue as a going concern.


/s/ Lucas Horsfall, Murphy & Pindroh, LLP

Pasadena, California
May 15, 1999

                                 VSOURCE, INC.
                          CONSOLIDATED BALANCE SHEET
                               January 31, 2000

                                    ASSETS

CURRENT ASSETS
  Cash                                                       $ 5,124,399
  Restricted cash                                                 82,768
                                                             -----------
    Total current assets                                       5,207,167

PROPERTY AND EQUIPMENT
  Equipment and fixtures                                         240,208
  Less - accumulated depreciation                                (17,708)
                                                             -----------
                                                                 222,500
EMPLOYEE AND OTHER RECEIVABLES                                   110,728
                                                             -----------
                                                             $ 5,540,395
                                                             ===========

                     LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable                                           $   247,472
  Accrued expenses                                               100,937
  Amounts related to in-process
      private placement of preferred stock                     6,002,500
  Convertible notes payable                                      150,000
                                                             -----------
  Total Current Liabilities                                    6,500,909

SHAREHOLDERS' DEFICIT
  Preferred stock ($0.01 par value, 5,000,000
    shares authorized; no shares issued)                               -
  Common stock ($0.01 par value, 50,000,000
    shares authorized; 15,807,130 issued and outstanding)        158,071
  Additional paid-in capital                                  10,645,934
  Deferred Compensation                                       (1,780,817)
  Accumulated deficit                                         (9,804,904)
                                                            ------------
                                                                (781,716)
  Less: Notes receivable from the sale of stock                 (178,798)
                                                            ------------
                                                                (960,514)
                                                            ------------
                                                            $  5,540,395
                                                            ============

        The accompanying notes are an integral part of this statement.

                                 VSOURCE, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                           For the Years Ended January 31,
                                                   2000          1999
                                            -----------------------------

Revenue                                     $     3,500      $    60,527

General and administrative expenses           1,167,328          298,648
Research and development                      3,458,933        1,263,720
                                            -----------      -----------

  Total expenses                              4,626,261        1,562,368
                                            -----------      -----------

Loss from operations                         (4,622,761)      (1,501,841)

Other income (expense):
  Interest expense                             (388,571)        (351,499)
  Loss on impairment of intangible asset       (527,356)               -
  Other income                                   15,394           91,110
                                            -----------      -----------

Net loss                                    $(5,523,294)     $(1,762,230)
                                            ===========      ===========

Basic weighted average number of
common shares outstanding                    13,931,634       10,529,147
                                            ===========      ===========

Net loss per common share                   $     (0.40)     $     (0.17)
                                            ===========      ===========


         The accompanying notes are an integral part of this statement.

                                 VSOURCE, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                 For the Years Ended January 31,
                                                                          2000          1999
                                                                 ------------------------------
Increase (decrease) in cash
Cash flows from operating activities:
 Net loss                                                          $(5,523,294)  $(1,762,230)
Adjustments to reconcile net loss to
net cash used by operating activities:
 Depreciation and amortization                                         436,671       285,340
 Interest expense related to the beneficial conversion feature         349,710       290,657
 Interest expense converted to equity                                   36,568            --
 Impairment of intangible asset                                        527,356            --
 Compensation expense from stock option grants                         424,266       155,112
 Services paid with equity                                             548,513       192,235
 Settlement of rent litigation                                          37,500       (37,500)
Changes in assets and liabilities:
 Accounts receivable                                                     3,590        (3,590)
 Prepaid expenses                                                           --        27,562
 Other assets                                                               --           877
 Accounts payable                                                      198,250        16,735
 Deferred revenue                                                       (3,250)      (25,469)
   Accrued liabilities                                                 100,937        49,042
                                                                   -----------   -----------
        Net cash used in operating activities                       (2,863,183)     (811,229)

Cash flows from investing activities:
 Advances to employees                                                 (41,820)       (9,400)
 Purchase of equipment                                                (240,208)           --
                                                                   -----------   -----------
        Net cash used in investing activities                         (282,028)       (9,400)

Cash flows from financing activities:
 Proceeds from issuance of common stock                              2,139,941            --
 Proceeds from private placement                                     6,002,500            --
 Proceeds from borrowings                                              150,000       825,160
                                                                   -----------   -----------
        Net cash provided by financing activities                    8,292,441       825,160
                                                                   -----------   -----------

Net increase in cash                                                 5,147,230         4,531
Cash at beginning of period                                             59,937        55,406
                                                                   -----------   -----------

Cash at end of period                                              $ 5,207,167   $    59,937
                                                                   ===========   ===========

Supplemental disclosure of non-cash financing activities:
 Issuance of warrants in exchange for services                     $   435,000            --
 Conversion of debt to equity                                      $   971,553   $   319,007

         The accompanying notes are an integral part of this statement.

                                 VSOURCE, INC.
           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                    Common Stock            Additional        Deferred       Notes      Accumulated   Shareholders'
                                Shares        Amount     Paid-in-Capital   Compensation   Receivable     Deficit    Equity/(Deficit)
                             -----------   -----------   ---------------   ------------  -----------   ------------ ----------------
Balance at January 31, 1998   10,804,295   $   108,043     $   2,310,724   $         -   $         -   $(2,519,380)   $ (100,613)
Common stock surrendered      (1,000,000)      (10,000)           10,000             -
Issuance of common stock-
Acquisition of WPG.Net           500,000         5,000         1,181,555                                               1,186,555
Issuance of common stock
   upon conversion of demand
   notes                         778,656         7,786           311,221                                                 319,007
Beneficial conversion
   feature                                                       290,657                                                 290,657
Granting of common stock
   options for services                                           45,725                                                  45,725
Issuance of common stock
   for services                  318,500         3,185           146,510                                                 149,695
Net loss                                                                                                (1,762,230)   (1,762,230)
                             -----------   -----------       -----------   -----------   -----------   -----------   -----------

Balance at January 31, 1999   11,401,451       114,014         4,296,392                                (4,281,610)      128,796
Issuance of common stock,
   net of issuance costs       1,495,213        14,952         2,124,990                                               2,139,942
Issuance of common stock
   upon conversion of
   demand notes                2,210,201        22,102           949,451                                                 971,553
Issuance of common
   stock for services             64,165           642           112,735                                                 113,377
Granting of common stock
   options for services                                        2,123,382    (1,780,817)                                  343,015
Issuance of warrants -
   related party                                                 435,136                                                 435,136
Beneficial conversion
   feature                                                       349,710                                                 349,710
Modification in terms
   of stock options                                               81,251                                                  81,251
Exercise of stock options        636,100         6,361           172,437                    (178,798)                          -
Net loss                                                                                                (5,523,294)   (5,523,294)
                             -----------   -----------     -------------   -----------   -----------   -----------    ----------

Balance at January 31, 2000  $15,807,130   $   158,071     $  10,645,934   $(1,780,817)  $  (178,798)  $(9,804,904)   $ (960,514)
                             ===========   ===========     =============   ===========   ===========   ===========    ==========

        The accompanying Notes are an integral part of this statement.

                                 VSOURCE, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               January 31, 2000


     1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

ORGANIZATION AND BUSINESS

VSource, Inc. (VSource or the "Company") creates and markets Internet-based applications for businesses. An Internet-based application is best described as computer software and data that reside on a remote server, rather than the user's computer, where that software and data are accessed over the Internet. The Company intends to generate fees by licensing its Internet-based applications for use by businesses. Currently, the Company offers VSN as its primary application. VSN may be used by corporate clients to purchase goods and services via the Internet. The Company has also developed and has previously offered Virtual Source Publisher, a do-it-yourself Internet web site builder. Virtual Source Publisher is currently inactive but is being retained for future use as a supporting application.

VSource was incorporated in Nevada on October 22, 1980 as Cinema-Star Corporation and, in September 1989, was renamed Dyna-Seal Corporation. Prior to February 1, 1995, the Company's name was changed several times, and its former line of business (manufacturing, packaging and distribution of coatings, sealants and adhesive for use in aircraft and marine industries) was completely discontinued. In July 1995, the Company changed its name to Interactive Buyers Network International, Ltd., and acquired all of the outstanding shares of Buyer/Seller Interactive Software, Inc., a Nevada corporation whose name was subsequently changed to Virtual Source, Inc., ("VSI"). The Company changed its name to VSource, Inc. in December 1999.

On June 1, 1998, the Company acquired all of the outstanding stock of Wpg.Net, Inc. ("Wpg.Net"). See Note 3.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of VSource, Inc. and its wholly owned subsidiaries Virtual Source, Inc. and Wpg.Net, Inc. Significant intercompany accounts have been eliminated.

REVENUE RECOGNITION

The Company accounts for revenue in accordance with the American Institute of Certified Public Accountants (the AICPA) Statement of Position (SOP) No. 97-2 "Software Revenue Recognition," which provides guidance on applying generally accepted accounting principles for software revenue recognition transactions.

When the Internet version of the Company's software is fully functional and available for sale, the Company plans on charging initial license fees and user fees.

The initial license fees are charged in return for granting the client access to the network and the Interactive Buyer's servers where the system resides. The Company has not yet received revenue related to the Internet version of the software. The revenue related to the initial license fees will be amortized over the service life of a customer relationship, currently estimated to be five years.

In addition to the initial fees, the Company plans on charging a transaction fee for each transaction consummated by the licensee on the network.

RESEARCH AND DEVELOPMENT

Research and development expenditures are charged to operations as incurred.

SOFTWARE DEVELOPMENT COST

Software development costs have been accounted for in accordance with Statement of Financial Accounting Standard (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Under that standard, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. Capitalized software costs are amortized over the greater of: 1) the amount computed using the ratio that current gross revenues for a product bear to the total current and anticipated future gross revenues for that product; or 2) the straight-line method over the remaining estimated useful life of the product in which the life is generally estimated to be three years. The Company has not incurred any significant capitalizable costs after technological feasibility was achieved and thus does not have any capitalized software development costs for the years ended January 31, 1999 and 2000.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. The assets are depreciated using the straight-line method over their estimated useful lives of five years. Carrying values are reviewed periodically for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable.

The policy of the Company is to capitalize significant improvements and to expense repairs and maintenance.

Depreciation expense for the years ended January 31, 1999 and 2000 was $21,661 and $40,275, respectively.

IMPAIRMENT OF LONG LIVED ASSETS

The Company evaluates its long lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. If such evaluations indicate that the future undiscounted cash flows of certain long lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values.

INTANGIBLE ASSETS

Intangible assets, principally goodwill, are amortized on the straight-line method over a period of 3 years. The carrying amounts of intangible assets are assessed for impairment when operating profit from the related business indicates the carrying amounts of the assets may not be recoverable. Carrying values are reviewed periodically for impairment whenever events or changes in circumstances indicate that the carrying amounts of intangible assets may not be recoverable. The Company recorded an impairment of goodwill in the amount of $527,356 for the year ended January 31, 2000. Amortization for the years ended January 31, 1999 and 2000 was $263,757 and $396,396, respectively.

STOCK BASED COMPENSATION

The Company has adopted the disclosure provisions of Statement of Financial Accounting Standard (SFAS) No. 123, Accounting for Stock-Based Compensation. The Company has chosen under the provisions of SFAS 123 to continue using the intrinsic-value method of accounting for employee stock-based compensation in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees.

LOSS PER SHARE

Loss per share of common stock is computed using the weighted average number of common shares outstanding during the period shown. Common stock equivalents are not included in the determination of the weighted average number of shares outstanding, as they would be antidilutive.

ADVERTISING COST

The Company charges advertising costs to expense as incurred. Advertising expense for the years ended January 31, 1999 and 2000 was $1,073 and $245,680, respectively.

STATEMENT OF CASH FLOWS

For the purpose of the statement of cash flows, cash includes amounts "on-hand" and amounts deposited with financial institutions.

Supplemental disclosure of cash flow information is as follows:

Cash paid during the periods:

                            For the Years Ended January 31,
                            -------------------------------
                             2000                     1999
                            -------------------------------

Interest                    $    -                   $    -
                            ======                   ======
Income taxes                $1,600                   $1,600
                            ======                   ======

Supplemental schedule of non-cash investing and financing transactions:

Issuance of common stock in connection with the following transactions:

                                   For the Years Ended January 31,
                                   -------------------------------
                                     2000                  1999
                                   -------------------------------

Conversion of notes payable        $996,553             $  319,007
                                   --------             ----------
Purchase of Wpg.Net                $      -             $1,186,555
                                   ========             ==========

For the year ended January 31, 2000, options for 636,100 shares of common stock were exercised for notes receivable in the amount of $178,798.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from estimates and assumptions made.

     2.   REALIZATION OF ASSETS

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the company as a going concern. However, the company has sustained substantial losses from operations in recent years, and such losses have continued through the year ended January 31, 2000. In addition, the company has used, rather than provided, cash in its operations.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the company's ability to meet its financing requirements on a continuing basis, to maintain present financing, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the company be unable to continue in existence.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the company with the ability to continue its operations: it has retained experienced operating and financial management, it has concluded contracts with clients which will provide revenues in future periods, and it has retained an investment bank to raise additional capital.

     3.   ACQUISITION OF WPG.NET, INC.

On June 1, 1998, the Company acquired all of the outstanding stock of Wpg.Net, Inc. for an aggregate purchase price of $1,186,555. VSource, Inc. issued 500,000 shares of common stock with a fair value of $625,000 ($1.25 per share), plus stock options for 500,000 shares with a fair value of $561,555. The options vest ratably, on a monthly basis, over the 3 years subsequent to the purchase. If Wpg.Net, Inc. division revenues reach $500,000 before the 3-year vesting period has expired, the 500,000 options vest immediately. The former shareholders of Wpg.Net, Inc. (Wpg.Net, Inc. shareholders) are entitled to a commission of 50% of revenue generated by the Wpg.Net, Inc. division. Wpg.Net, Inc. shareholders are entitled to 25% of the revenues produced by Virtual Source, Inc. relating to the sales of Virtual Source Publisher. As of January 31, 2000, no revenues have been generated related to Wpg.Net, Inc. or the Virtual Source Publisher. In the event that VSource is sold, the Wpg.Net, Inc. shareholders are entitled to a one-time payment of $3,000,000, the options vest immediately, and all commission obligations cease to accrue at that time. The Company guaranteed a minimum stock price of $7.00 per share for stock held by Wpg.Net, Inc. shareholders upon the sale of the Company.

The acquisition was accounted for as a purchase and was included with the combined operations for the dates subsequent to June 1, 1998. As a result of the acquisition, goodwill was recorded in the amount of $1,186,555. In conjunction with the acquisition of Wpg.Net, three of Wpg.Net's executives signed one-year employment agreements with the Company. The contracts guaranteed the Wpg.Net executives salaries ranging from $49,500 to $77,250 per year. These contracts have expired; however, these executives remain active employees of the Company.

During the year ended January 31, 2000, the Company determined that the present value of future cash flows related to the acquisition of Wpg.Net was not material. Consequently, the remaining unamortized goodwill has been written off as of January 31, 2000.

     4.   NOTES RECEIVABLE - RELATED PARTIES

The Company has unsecured notes receivables from several officers which totaled $288,645 as of January 31, 2000. The notes are due on demand and bear interest at an annual rate of 6%. Included in these receivables are notes in the amount of $178,798, which were granted in connection with the exercise of 636,100 stock options on May 15, 1999, as allowed by the option agreement.

     5.   CONVERTIBLE NOTES PAYABLE

In July 1999, the company converted all of its outstanding convertible debt to equity. To induce debt holders to convert prior to the 90-day notice period, the Company offered a financial inducement. The total amount of the inducement, charged to interest expense, was $19,860. The total amount of shares issued in connection with the conversion of debt for the year ended January 31, 2000 was 2,210,201 shares.

In November 1999, the Company issued $150,000 of 10% convertible notes due December 31, 2000 to certain investors. The notes are convertible into shares of restricted common stock at a per share price of $2.50. None of these notes were converted as of January 31, 2000.

The Company allocated a portion of the convertible notes to the embedded beneficial conversion feature in the convertible notes and credited paid-in capital. The portion allocated to the beneficial conversion feature was charged to interest expense at the date of issuance. The amount charged to interest expense related to convertible notes issued during the year ended January 31, 2000 was $112,500.

     6.   STOCK OPTIONS AND WARRANTS

The Company has granted various non-qualified stock options to key executives, management and other employees at exercise prices equal to or below the market price at the date of grant. In general, options become exercisable from 8 months to 3 years from the grant date.

On June 10, 1998, the Board of Directors granted options to shareholders of Wpg.Net, Inc. to purchase 500,000 shares of the Company's restricted common stock at an exercise price of $0.59 per share. The options vest monthly over a three-year period and have a term ending in June 2008.

The following table summarizes information about stock option transactions for the years ended January 31, 1999 and 2000:

                                                          Weighted Average
                                           Shares          Exercise Price
                                           ------          --------------

Outstanding at January 30, 1998            506,100             $0.19
Granted                                    630,000              0.73
Exercised                                        -                 -
Cancelled                                        -                 -
Outstanding at January 31,               1,136,100              0.49
Granted                                  1,273,250              0.93
Exercised                                 (636,100              0.28
Cancelled                                 (130,000)             1.25
                                         ---------

Outstanding at January 31, 2000          1,643,250             $0.85
                                         =========

Exercisable at January 31, 2000            676,856             $0.72
                                         =========

The following table summarizes information about stock options outstanding at January 31, 2000:

                                                           Weighted                                               Exercisable
                                                           Average                                                 Weighted
                          Range of       Number of        Remaining Years        Weighted          Number of        Average
                          Exercise        Options      of Contractual            Average            Options        Exercise
                           Prices       Outstanding         Life              Exercise Price      Exercisable       Price
                        ----------------------------------------------------------------------------------------------------
January 31, 2000        $0.59-1.66      1,643,250           8.76                  $0.85             676,856          $0.72


The Company has elected to continue using the intrinsic-value method of accounting for stock-based awards granted to employees in accordance with APB
25. For the year ended January 31, 2000, the Company recorded compensation expense in the amount of $424,266.

The following table reflects pro forma net income and earnings per share had the Company elected to adopt the fair value approach of SFAS 123 for the years ended:

                                      January  31,
                                      2000           1999
                               -----------    -----------
Net loss as reported           $(5,523,294)   $(1,762,230)
Pro forma                      $(6,921,005)   $(1,802,545)
Loss per share as reported     $     (0.40)   $     (0.17)
Pro forma                      $     (0.50)   $     (0.17)

The estimated fair value of each option granted is calculated using the Black-Scholes option-pricing model with a weighted average risk free rate of 6.5%, volatility of 219.4% and expected life of 1 to 5 years.

In connection with a financing transaction, the Company issued warrants to an outside consultant to purchase 120,000 shares of the Company's common stock for a purchase price of $2.00 per share. The warrants were exercised prior to their November 7, 2000 expiration.

     7.   INCOME TAXES

Income taxes are provided pursuant to SFAS No. 109 Accounting for Income Taxes. The statement requires the use of an asset and liability approach for financial reporting for income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. Accordingly, as the realization and use of the net operating loss carryforward is not probable at January 31, 1999 or 2000, the tax benefit of the loss carryforward has been offset by a valuation allowance of the same amount.

The composition of deferred tax assets is as follows:

                                                  January  31,
                                               2000           1999
                                           --------------------------
Total deferred tax assets                    $ 2,424,637   $  902,000
Total  valuation  allowance                   (2,434,637)    (902,000)
                                             -----------   ----------

Total  deferred  tax  assets                 $         -   $        -
                                             ===========   ==========

The tax effects of temporary differences and carryforwards that give rise to deferred assets are as follows:

                                                     January  31,
                                                  2000         1999
                                              -----------------------
Deferred  tax  assets:
 Net operating loss carryforwards             $ 9,149,575  $3,452,000
 Stock  option  conversion                        164,217           -

As of January 31, 2000, the Company had approximately $9,149,575 of federal and state loss carryforwards available to reduce future federal and state tax liability through the year 2020 for federal loss carryforwards and 2005 for the state loss carryforwards.

     8.   FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has used market information for similar instruments and applied judgment to estimate fair values of financial instruments. At January 31, 1999 and 2000, the fair values of cash, accounts receivable, employee receivables, notes payable and accounts payable approximated carrying values because of the short-term nature of these instruments.

     9.   COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases its main office facilities under a noncancellable operating lease agreement expiring March 31, 2002. The future minimum rent expense that will be incurred under operating leases are as follows:

               2001     $184,000
               2002      206,000
               2003       97,000
                        --------
                        $487,000
                        ========

Rent expense for the years ended January 31, 1999 and 2000 was $35,063 and $114,221, respectively.

     10.  SUBSEQUENT EVENTS

In February 2000, the company completed a private placement of non-cumulative convertible preferred stock in the amount of $7,005,000. The convertible preferred stock accrues dividends at a rate of $0.20 per share per annum and is convertible into shares of common stock at any time at the election of the holder. The preferred stock is automatically convertible upon an underwritten public offering of shares of the Company with aggregate proceeds of at least $10,000,000, or by a vote of the majority of the outstanding Series 1-A preferred stock. The amount as of January 31, 2000 in the in-progress offering, $6,002,500, was included in current liabilities in the accompanying balance sheet until the closing of the offering in February 2000 when stock certificates were issued to subscribers.

In February 2000, the Company entered into a strategic relationship with a vendor in which the two companies agreed to make the Company's Virtual Source Network available to the vendor's business customers. In connection with this agreement, the Company issued warrants to the vendor to purchase 600,000 shares of the Company's common stock at a base exercise price of $5.00 per share. The exercise price is subject to various adjustments, as defined in the agreement. The warrants may be exercised in whole or in part through February 2007.

               The following financial statements are unaudited.

                                 VSOURCE, INC.
                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                  October 31, 2000   January 31, 2000
                                                        (Unaudited)
                                                  ------------------  ---------------
Current assets:
   Cash in bank                                        $8,154,474         $5,124,399
   Restricted cash                                        108,694             82,768
                                                       ----------         ----------
   Total cash                                           8,263,168          5,207,167

   Accounts receivable                                    191,500                 --
   Notes receivable - officers and other                  183,367                 --
   Prepaid expenses                                       148,383                 --
                                                       ----------         ----------
   Total current assets                                 8,786,418          5,207,167

Property and equipment
    Fixed assets                                          819,017            240,208
   Less:  accumulated depreciation                       (121,564)           (17,708)
                                                       ----------         ----------
    Property and equipment, net                           697,453            222,500

Notes receivable - officers and other, non-current         50,755            110,728
                                                       ----------         ----------
                                                       $9,534,626         $5,540,395
                                                       ==========         ==========

        The accompanying notes are an integral part of these statements.

                LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)

                                                               October 31, 2000   January 31, 2000
                                                                    (Unaudited)
                                                               ----------------   ----------------
Current liabilities:
   Accounts payable                                                $    366,818        $   247,472
   Accrued liabilities                                                   79,087            100,937
   Convertible notes payable                                            150,000            150,000
   Liabilities related to private placement of preferred stock               --          6,002,500
                                                                   ------------        -----------
   Total current liabilities                                            595,905          6,500,909


Shareholders' equity (deficit)
   Preferred stock Series 1-A ($0.01 par value,
      2,900,000 shares authorized:
      2,725,232 issued and outstanding;
      aggregate liquidation value is $6,813,080)                         27,252                 --

   Preferred stock Series 2-A ($0.01 par value,
      2,100,000 shares authorized:
      1,672,328 issued and outstanding;
      aggregate liquidation value is $10,719,622)                        16,723                 --

   Common stock ($0.01 par value, 50,000,000 shares
      authorized: 16,101,523 issued and outstanding)                    161,015            158,071

   Additional paid-in capital                                        63,955,951         10,645,934
   Deferred compensation                                            (12,953,649)        (1,780,817)
   Accumulated equity (deficit)                                     (41,841,773)        (9,804,904)
      Less:  Notes receivable from the sale of stock                   (426,798)          (178,798)
                                                                   ------------        -----------
   Total shareholders' equity (deficit)                               8,938,721           (960,514)
                                                                   ------------        -----------
                                                                   $  9,534,626        $ 5,540,395
                                                                   ============        ===========

        The accompanying notes are an integral part of these statements.

                                 VSOURCE, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                           For the three months ended
                                                            October 31, 2000          October 31, 1999
                                                            ----------------          ----------------
Revenue                                                       $    151,500              $     2,230

Expenses
   General and administrative (including
   $1,168,952 of stock based compensation for
   the three month period ended October 31, 2000)                2,017,562                  226,745

   Research and development (including
   $1,210,201 of stock based compensation for
   the three month period ended October 31, 2000)                4,004,459                1,034,021
                                                              ------------             ------------
                                                                 6,022,021                1,260,766
                                                              ------------             ------------
Loss from operations                                            (5,870,521)              (1,258,536)

Other income/(expense)
   Interest income                                                  36,023                       --
   Other income                                                         --                       --
   Interest expense                                                 (3,698)                      --
                                                              ------------              -----------
Loss before income taxes                                        (5,838,196)              (1,258,536)

Provision for income taxes                                              --                       --
                                                              ------------              -----------

Net loss                                                      $ (5,838,196)             $(1,258,536)
                                                              ============              ===========
Basic loss available to
   common stockholders                                        $(12,468,976)             $(1,258,536)
                                                              ============              ===========
Basic weighted average number of
   common shares outstanding:                                   15,969,038               14,339,164
                                                              ============              ===========
Net loss per share available to common stockholders

   Basic                                                      $      (0.78)             $     (0.09)
                                                              ============              ===========
   Diluted                                                    $      (0.78)             $     (0.09)
                                                              ============              ===========

        The accompanying notes are an integral part of these statements.

                                 VSOURCE, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                For the nine months ended
                                                            October 31, 2000          October 31, 1999
                                                            ----------------          ----------------
Revenue:                                                       $   214,000               $    10,215

Expenses:
   General and administrative (including
   $6,617,357 of stock based compensation for
   the nine month period ended October 31, 2000)                 9,746,801                   803,742

   Research and development (including
   $3,031,209 of stock based compensation for
   the nine month period ended October 31, 2000)                 9,087,797                 2,154,073
                                                              ------------                ----------
                                                                18,834,598                 2,957,815
                                                              ------------                ----------
Loss from operations                                           (18,620,598)               (2,947,600)
Other income/(expense):
   Interest income                                                  91,584                        --
       Other income                                                  4,019                        --
   Interest expense                                                (11,096)                       --
                                                              ------------               ------------
Loss before income taxes                                       (18,536,091)               (2,947,600)

Provision for income taxes                                           1,600                        --
                                                              ------------               ------------
Net loss                                                      $(18,537,691)              $ (2,947,600)
                                                              ============               ============
Basic loss available to common stockholders                   $(32,036,868)              $ (2,947,600)
                                                              ============               ============
Basic weighted average number of
   common shares outstanding:                                   15,869,895                 13,296,009
                                                              ============               ============
Net loss per share available to common stockholders

   Basic                                                      $     (2.02)              $      (0.22)
                                                              ============               ============
   Diluted                                                    $     (2.02)              $      (0.22)
                                                              ============               ============

       The accompanying notes are an integral part of these statements.

                                 VSOURCE, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                For the nine months ended
                                                                    October 31, 1999         October 31, 2000
                                                                 ---------------------    ---------------------
Cash flows from operating activities:
  Net loss                                                              $(18,537,691)         $(2,947,600)
  Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation and amortization                                           104,517              322,090
    Compensation expense for stock option grants                          3,775,099                   --
    Compensation expense for warrant grants                               5,708,810                   --
    Compensation expense for stock issued                                   164,656                   --
    Beneficial conversion feature                                                --              241,753
    Issuance of stock and debt for services, expense
      reimbursements and accrued interest                                        --              647,839

  Changes in assets and liabilities:
    (Increase)/decrease in accounts receivable                             (191,500)               3,590
    (Increase)/decrease in note receivables-officer and other              (183,367)                  --
    (Increase)/decrease in prepaid expenses                                (148,383)              33,750
    (Increase)/decrease in note receivable-officers
      and other, non-current                                                 59,312                  281
    Increase/(decrease) in accounts payable                                 119,345              250,953
    Increase/(decrease) in deferred revenue                                      --               (3,250)
    Increase/(decrease) in accrued expenses                                 (21,850)             (27,034)
                                                                       ------------          -----------
    Net cash used in operating activities                                (9,151,052)          (1,477,628)

Cash flows from investing activities:
  Purchase of property and equipment                                       (463,269)            (151,088)
  Purchase of capitalized software                                         (115,540)                  --

  Advances to related parties                                              (248,000)             (52,833)
                                                                       ------------          -----------
  Net cash used in investing activities                                    (826,809)            (203,921)

Cash flows from financing activities:
  Proceeds from issuance of common stock                                  2,144,034            1,749,942
  Proceeds from issuance of preferred stock                              10,889,828                   --
  Proceeds from borrowings                                                       --               29,700
                                                                       ------------          -----------
  Net cash provided by financing activities                              13,033,862            1,779,642
                                                                       ------------          -----------
Net increase in cash                                                      3,056,001               98,093
                                                                       ------------          -----------
Cash at beginning of period                                               5,207,167               59,937
                                                                       ------------          -----------
Cash at end of period                                                  $  8,263,168          $   158,030
                                                                       ============          ===========

Supplemental disclosure:
  Reclassification of liability to equity                              $  6,002,500          $        --
  Interest Paid                                                                  --                   --
  Income Taxes                                                         $      1,600          $     1,600

       The accompanying notes are an integral part of these statements.

                                 VSOURCE, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31,2000


1.   SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

     The interim consolidated financial statements as of October 31, 2000 have been prepared by Vsource, Inc. (the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") for interim financial reporting. These consolidated statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary to present fairly the consolidated balance sheets, consolidated operating results, and consolidated cash flows for the period presented in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). The consolidated balance sheet at January 31, 2000 has been derived from the audited consolidated financial statements at that date. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the year ending January 31, 2001. Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been omitted in accordance with the rules and regulations of the SEC. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements, and accompanying notes, included in the Company's Registration Statement on Form 10-SB (formerly Interactive Buyers Network International, Ltd.) and Annual Report on Form 10-KSB for the fiscal year ended January 31, 2000 (File No. 000-030326).

USE OF ESTIMATES IN PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenue, expenses and disclosure of contingent assets and liabilities to prepare these financial statements in accordance with US GAAP. Accordingly, actual results may differ from those estimates.

LOSS PER SHARE

     Basic and diluted loss per share of common stock is computed by dividing the loss available to common shareholders by the weighted average number of common shares outstanding during the period shown. Common stock equivalents are not included in the determination of diluted loss per share, as their inclusion would be antidilutive. See notes to consolidated financial statements as of January 31, 2000 and Notes 5 and 6.

REVENUE RECOGNITION

     Revenue is recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy.

     Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Customer deposits represent the amount of customer payments received in advance of services being performed. Transaction revenue, which the company has not yet begun to receive, will be accounted for in the period earned.

STOCK BASED COMPENSATION

     The Company accounts for stock based compensation using the intrinsic value based method in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123"), which allows companies to continue to recognize compensation expense pursuant to Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees" but requires companies to disclose the effect on earnings of compensation expense for stock options based on the fair value of the options at the grant date. Accordingly, employee compensation cost for stock options is measured as the excess of the fair market value over the exercise price at the measurement date.

2.   NOTES RECEIVABLE FROM THE SALE OF STOCK

     The Company has notes receivable related to the sale of stock from several officers, which totaled $426,798 as of October 31, 2000. The notes bear interest at the annual rates shown below. The notes were granted in connection with the purchase of stock or exercise of stock options as follows:


---------------------------------------------------------------------------------------------------------
                                                                                           Balance as of
                Date Granted         Interest Rate     Shares          Due Date               October 31
                                                       Related                                   2000
---------------------------------------------------------------------------------------------------------

Unsecured       May 15, 1999         6% per annum      636,100         On Demand             $178,798
---------------------------------------------------------------------------------------------------------
Secured         September 19, 2000   8% per annum       39,002      September 15, 2003        248,000
---------------------------------------------------------------------------------------------------------
                                                                        Total:               $426,798
---------------------------------------------------------------------------------------------------------

3.   NOTES RECEIVABLE - OFFICERS AND OTHER

     In October 2000, Robert C. McShirley, the Chief Executive Officer borrowed $400,000 from the Company in exchange for a secured ninety-day promissory note which bears interest at a rate of 8% per annum. The note is secured by 100,000 shares of Mr. McShirley's common stock of the Company. In late October 2000, Mr. McShirley repaid the Company $250,000 of the original balance, leaving a balance of $150,000 plus interest. This note receivable is included in the current portion of Notes Receivable - officers and other. In addition, the Chief Operating Officer borrowed $50,000 from the Company in exchange for a two-year promissory note in such amount, which bears interest at a rate of 8% per annum. This note receivable is included in the long-term portion of notes receivable - officers and other.

     The Company has issued loans and other advances to officers and other employees. The current portion is $183,367 and the long-term portion is $50,755 as of October 31, 2000. The notes are due from two to twenty-four months and bear interest at rates up to 8% per annum.

4.   CONVERTIBLE NOTES PAYABLE

     In November 1999, the Company issued $150,000 of 10% convertible notes due December 31, 2000 to certain investors. The notes are convertible into shares of restricted common stock at a per share price of $2.50. None of these notes had been converted as of October 31, 2000.

     The Company allocated a portion of the convertible notes to the embedded beneficial conversion feature in the convertible notes and credited paid-in capital. The portion allocated to the beneficial conversion feature was charged to interest expense at the date of issuance. The amount charged to interest expense related to convertible notes issued during the nine-month period ended October 31, 2000 was $11,096.

5.   SHAREHOLDERS' EQUITY

     Common Stock - On October 31, 2000 there were 16,101,523 shares of common stock outstanding. This reflects the issuance of 294,352 shares of common stock during the nine months ended October 31, 2000, an increase from 15,807,171 shares on January 31, 2000.

     Preferred Stock - Effective February 24, 2000, the Company had 5,000,000 shares of preferred stock authorized and had designated 2,900,000 shares of the preferred stock "Series 1-A Convertible Preferred Stock" of which 2,802,000 shares were initially issued with a conversion feature of $2.50 per share. The Company allocated all of the net proceeds from the issuance of the preferred stock to an embedded beneficial conversion feature. The recorded discount resulting from the allocation was fully amortized through retained earnings at issuance. In the event of any liquidation or dissolution, either voluntary or involuntary, the holders of the Series 1-A Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds, to the holders of the Common Stock by reason of their ownership thereof, a preference amount per share consisting of the sum (A) $2.50 for each outstanding share of Series 1-A Preferred Stock, and (B) an amount equal to declared but unpaid dividends on such shares, if any. Each share of Series 1-A Preferred Stock shall be convertible at any time after the date of issuance of such shares, into such number of fully paid shares of Common Stock as is determined by dividing the Original Issue Price by the then applicable Conversion Price, in effect on the date the certificate evidencing such share is surrendered for conversion. Under certain circumstances, such as stock splits, these shares are subject to stated Conversion Price Adjustments. The remaining 2,100,000 shares were designated as "Series 2-A Convertible Preferred Stock", of which 1,672,328 were issued with rights, preferences and privileges as designated by the board of directors.

     Each share of Series 1-A Preferred Stock, subject to the surrendering of the certificates of the Series 1-A Preferred Stock, shall be automatically converted into shares of Common Stock at the then effective Conversion Price, immediately upon closing of a public offering of the Company's Common Stock with an aggregate gross proceeds of at least

     $10,000,000 and a per share price of at least five dollars, or at the election of the holders of a majority of the outstanding shares of Series 1-A Preferred Stock. The holder of each share of Series 1-A Preferred Stock shall have the right to that number of votes equal to the number of shares of common stock issued upon conversion of the Series 1-A Preferred Stock. Holders of the Series 1-A Convertible Preferred Stock are entitled to noncumulative dividends, if declared by the Board of directors, of $0.20 per share annually. In the event of a liquidation or dissolution of the Company, the holders of the Series 1-A Convertible Preferred Stock shall be entitled to receive a preference amount for each outstanding share equal to $2.50 plus declared but unpaid dividends. (See Note 7 - Subsequent Events for additional information.)

     In conjunction with expenses relating to the issuance of the "Series 1-A Convertible Preferred Stock", 235,985 warrants were granted at an exercise price of $6.00 per share and 150,706 warrants were granted at an exercise price of $2.50 per share. During the quarter ended July 31, 2000, 120,000 warrants were granted at an exercise price of $2.00 per share, as compensation for services rendered. Ramin Kamfar, who subsequently was elected as a director of the Company, is a partner in a partnership that was awarded 60,000 warrants, of the 120,000 warrants granted, at an exercise price of $2.00 per share. As of October 31, 2000, 1,547,121 warrants and 1,575,450 options had been granted and were outstanding.

     In February 2000, the Company entered into a strategic relationship with U.S. West, Inc. (now known as Qwest Communications) of Denver, Colorado, pursuant to which the two firms agreed to make VSN available to Qwest's business customers. This relationship was terminated after the end of the third quarter. (See Note 7 - Subsequent Events).

     Qwest provides telecommunications and related services, wireless services, high-speed data and Internet services and directory services. In exchange for services to be rendered and a nominal amount of cash, Vsource granted to Qwest 600,000 warrants with a three-year term, at an exercise price of $5.00. The terms of the distribution and marketing agreement are automatically renewable each year unless either party notifies the other of its intent to terminate the agreement, in writing, sixty calendar days prior to February 14th of the potential renewal year. When the warrants were granted, the Company's stock was valued at $17.50 per share, resulting in a charge to the Company of $8,412,000. In the nine months ended October 31, 2000, the Company recognized $3,154,500 of this charge as a marketing expense. The Company plans to recognize the remaining $5,257,500 as a marketing expense in the quarter ending January 31, 2001 due to the cancellation of this arrangement.

     During the period August 28, 2000 to September 18, 2000, the Company sold 1,672,328 shares of Series 2-A Convertible Preferred Stock to 25 accredited investors and received $10,719,623 less offering costs. Each share of preferred stock is convertible into one share of common stock at the election of the holder. Each purchaser also received a warrant to purchase common stock at an exercise price of $6.41 per share, with a five-year term. The aggregate of such shares of common stock is 145,550. No underwriters were used and offering costs were $531,792 including transfer agent fees, printing cost, legal fees and commissions or finders fees. The offering was a private placement made in accordance with Regulation D. All of the purchasers were accredited investors. No form of general solicitation or general advertising was used for any offer or sale. The investors represented their intention to acquire the shares for investment purposes only, and not with a view for resale or distribution, and appropriate restrictive legends were placed on each stock certificate issued pursuant to this offering.

     The Company is obligated to register the shares of Common Stock underlying the Series 2-A Preferred and the warrants held by the holders of the Series 2-A Preferred. This registration statement is a result of the Company's obligation to the holders of the Series 2-A Preferred. If this registration statement is not effective on or before January 16, 2001, the Company must issue to each holder of Series 2-A Preferred an additional warrant to purchase Common Stock in an aggregate amount equal to two percent (2%) of the registrable shares held by such holder for each thirty day period this registration statement is not effective by January 16, 2001. The additional warrants would have terms of five (5) years and an exercise price of $6.41 per share.

     In connection with the sales of the Series 2-A Convertible Preferred Stock, the Company issued warrants to purchase an aggregate of 144,881 shares of common stock at exercise prices ranging from $6.41 to $6.69 as additional finder's fees, commissions and other services in connection with the offering. No underwriters were used, and no commissions were paid. The warrants were issued to two consultants and as a private placement exempt from registration under section 4(2) of the Securities Act. The warrant holders represented their intention to acquire the warrants for investment purposes only, and not with a view for resale or distribution, and appropriate stop transfer instructions and restrictive legends indicating the transfer restrictions will be place on each warrant and each stock certificate when issued. Each investor had ample access to the kind of information from the Company that a registration statement would include.

     The Company allocated $6,630,780 of the net proceeds from the issuance of the Series 2-A Preferred Stock to Common Stock as required by an embedded beneficial conversion feature. The deemed discount resulting from the allocation was fully amortized through retained earnings at issuance. In the event of any liquidation or dissolution, either voluntary or involuntary, the holders of the series 2-A Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds, to the holders of the Common Stock by reason of their ownership thereof, a preference amount per share consisting of the sum of (A) $6.41 for each outstanding share of Series 2-A Preferred Stock, and (B) an amount equal to declared but unpaid dividends on such shares, if any. Each share of Series 2-A Preferred Stock shall be convertible at any time after the date of issuance of such shares, into such number of fully paid shares of Common Stock as is determined by dividing the Original Issue Price by the then applicable Conversion Price, in effect on the date the certificate evidencing such share is surrendered for conversion. Under certain circumstances, such as stock splits, these shares are subject to stated Conversion Price Adjustments.

     In September 2000, the Chief Financial Officer and the Chief Operating Officer each purchased shares of the Company's Series 2-A Convertible Preferred Stock for nominal cash and three-year promissory notes that bear interest at a rate of 8% per annum and principal amounts of $124,000 each. The preferred stock purchased was 19,501 for each officer. In connection with these transactions, they also each received a warrant to purchase 1,697 shares of common stock with an exercise price of $6.41 and a term of five years.

     On October 31, 2000, paid-in-capital totaled $63,955,951, an increase of $53,310,017 from $10,645,934 at January 31, 2000. This primarily reflects the recording of the issuance of preferred stock of $30,347,529, and the related beneficial conversion feature and deemed dividend, the recording of $9,677,123 in compensation related to stock options granted to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", the recording of the issuance of common stock of $2,154,481, and the recording of $11,130,883 in compensation for marketing, investor relations and referral services in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation." Stockholders equity is partially offset by deferred compensation of $12,953,649 as of October 31, 2000.

6.   BASIC LOSS AVAILABLE TO SHAREHOLDERS

     The Company has adopted SFAS No. 128, "Earnings Per Share," which is effective for financial statements issued after December 15, 1997. The standard eliminates primary and fully diluted earnings per share and requires presentation of basic and diluted earnings per share together with disclosure of how the per share amounts were computed.

     Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding for the period.

     The loss available to common shareholders for the three and nine months ended October 31, 2000 is the net loss for the period, adjusted for deemed dividends on preferred stock.

     The following table illustrates the calculation of basic and diluted earnings/(loss) per share:

                                                           Nine             Three
                                                           ----             -----
                                                        Months           Months
                                                        ------           ------
Net loss                                             $( 18,537,691)    $(  5,868,196)
Less - deemed dividend to preferred shareholders      ( 13,499,177)     (  6,630,780)
                                                     -------------     -------------
Basic loss available to common shareholders          $( 32,036,868)    $( 12,468,976)
                                                     =============     =============

Weighted average common shares outstanding for dilution purposes do not take into account the exercise of options or warrants because to do so would be antidilutive.

7.   SUBSEQUENT EVENTS

     On November 8, 2000, the Company reincorporated in Delaware. In connection with the Company's reincorporation, the Company issued a warrant to purchase 1,500 shares of common stock at an exercise price of $13.00 as consideration for the name change of Vsource, Inc., a Delaware corporation (a corporation unrelated to Vsource, Inc.), to

     Arizon, Inc., a Delaware corporation. No underwriters were used, and no commissions were paid. The warrant was issued as a private placement exempt from registration under Section 4(2) of the Securities Act.

     On December 11, 2000 the Company announced that it's strategic relationship with Qwest had ended, citing that U.S. West had been acquired by Qwest and that their business strategy no longer met the objectives of the relationship with Vsource. In conjunction with the ending of this relationship, the balance of the previously deferred warrant expense will be expensed fully in the fourth quarter of this fiscal year in the amount of $5,257,500.

     In the quarter ended October 31, 2000, a sale was made to a related party. Ramin Kamfar is a member of the Board of directors of the Company and is also the Chief Executive Officer of New World Coffee, one of the customers with which a sale of $25,000 was recorded.

     On December 14, 2000, the Company entered into an Agreement and Plan of Merger dated as of the same date, with OTT Acquisition Corp., a California corporation, Online Transaction Technologies, Inc., a California corporation ("OTT"), Colin P. Kruger and Michael Shirman (the "Merger Agreement"). The closing of the transactions under the Merger Agreement are expected to occur in January 2001 (the "Closing"). The proposed merger is to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

     OTT is an Application Service Provider (ASP) that develops and hosts transaction solutions for public (many to many) and private (one to many) exchanges. Among the solutions that OTT brings to Vsource is LiquidMarketplace(TM), a complete suite of fully integrated transaction solutions, including auctions, fixed-price catalogs and RFQ engines. These solutions are identified as LiquidAuction(TM), LiquidCatalog(TM) and LiquidRFP(TM). This suite allows public exchange clients to handle both seller- and buyer-initiated transactions in their e-Marketplaces. OTT's private exchange solution, LiquidStore(TM), offers private catalog and auction functionality to LiquidMarketplace(TM) participants or stand-alone clients. In addition to offering a complete suite, OTT has developed proprietary modules and applications that reduce customization and deployment time and simplify integration.

     The aggregate purchase price payable at Closing is to be 1,130,950 shares of the Company's common stock. The number of shares was calculated from the Merger Agreement purchase price of $7,000,000, less $77,115 paid as certain warrants and options, divided by $6.1213 per share ("Acquisition Price", as calculated from the average closing price of a share of Company common stock for the 30 calendar days immediately prior to execution of the Merger Agreement). Such aggregate price shall be subject to adjustment based on reductions or increases in the net book value of the assets of OTT since September 30, 2000.

     In connection with the Closing, two key employees of OTT will enter into mutually agreeable employment contracts with the Company providing for, among other things, salaries of $125,000 and options to purchase 100,000 shares of the Company's common stock which vest over 24 months and have an exercise price of $6.41 per share.

     Twenty-five percent of the equity securities comprising the aggregate purchase price will be held for six months in an escrow (the "Escrow Securities"). The Escrow Securities and Company shares issued to OTT management shareholders will be the sole recourse for the Company for indemnification against claims and losses arising from breaches by OTT of representations and warranties or covenants made pursuant to the definitive agreements. Such representations and warranties shall terminate over varying periods. The Escrow Securities will be valued for purposes of any such indemnification at the Acquisition Price. OTT shareholders may at their option pay any such indemnity in cash in lieu of Escrow Securities.

     Closing of the transaction is contingent upon several conditions, including, without limitation, approval of OTT minority shareholders and warrant holders. This transaction will be recorded under the Purchase method of accounting.

     OTT's financial statements are presently unaudited. Upon closing of the merger, the Company will retain its auditors to perform audits of OTT's financial statements for January 1, 1999 to December 31, 1999 and January 1, 2000 to September 30, 2000. The Company previously reported the execution of the letter of intent in a Form 8-K filed on October 23, 2000 and the execution of the acquisition agreement in its Form 10-QSB filed on December 15, 2000. A Form 8-K incorporating the audited OTT financial statements will be filed as soon as the audits are completed.


                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                    ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Effective February 8, 2000, Vsource, Inc., a Nevada corporation ("Registrant" or the "Company"), agreed to retain Grant Thornton LLP as the principal accountant to audit the Company's financial statements. Concurrently with the agreement to engage Grant Thornton LLP, the Company's former accountants, Lucas, Horsfall, Murphy & Pindroh, LLP resigned as the Company's independent accountants. The Company's Board of Directors approved the decision to change accountants.

     Lucas, Horsfall, Murphy & Pindroh, LLP's report, dated May 15, 1999 (except for Note 10 to the financial statements which is as of September 3, 1999), on the consolidated financial statements as of and for the years ended January 31, 1999 and 1998 contained an additional paragraph adding emphasis to the matter of the Company's ability to continue as a going concern.

     During the Company's two most recent fiscal years and any subsequent interim period, there were no disagreements between the Company and Lucas, Horsfall, Murphy & Pindroh, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Lucas, Horsfall, Murphy & Pindroh, LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

PART II.  Information Not Required In Prospectus


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors, officers, employees and agents for breach of fiduciary duty of care, subject to certain limitations. The Company's certificate of incorporation provides that our directors and officers shall not be liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty owed by such director or officer, as applicable, except for liability (1) for any breach of a director's or officer's duty of loyalty to the Company or its stockholders, (2) for intentional misconduct, fraud or a knowing violation of law, under Section 174 of the General Corporation Law of the State of Delaware or (3) for a transaction from which the officer or director derived an improper personal benefit. The Company's bylaws provide for the indemnification of our directors, officers, employees and agents to the extent permitted by the Delaware General Corporation Law. Our directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     Each holder of the Series 2-A Preferred has agreed to indemnify the Company from any liability for any untrue statement or any omission in this registration statement caused by the holder. The Company has agreed to indemnify each holder of Series 2-A Preferred from any liability for any untrue statement or omission in this registration statement, excluding any untrue statement or omission caused by the holder of the Series 2-A Preferred. If the indemnification provisions are held to be invalid, each holder and the Company have agreed to contribute payment to the other to cover any liability intended to be covered by the indemnification provisions.


                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Following is the Company's estimate of expenses of the offering, all of which shall be paid by the Company:


          Registration Fees             $  5,381.47
          Printing Costs                $  7,500.00
          Legal Fees and Costs          $ 90,000.00
          Accounting Fees and Costs     $ 26,500.00
                                        -----------
          TOTAL                         $129,381.47

                    RECENT SALES OF UNREGISTERED SECURITIES

The following are all securities sold by Registrant (or its predecessor) within the past three (3) years without registering the securities under the Securities
Act:

During January and February of 1997, the Company sold 2,918,653 shares of restricted common stock and received proceeds of $583,731 before expenses.
Since no underwriters were used and no commissions were paid, expenses were limited to legal fees approximating $10,000. This offering was a private placement made in accordance with Regulation D, and in the opinion of legal counsel for the Company, was exempt from registration under the Securities Act. There were less than 25 offerees. The recipients of these shares, except one who was a senior sales executive of the Company, were accredited investors. The investors, approximately ten in total, were primarily existing Company investors, or friends, relatives and business associates of the Company officers, directors or investors. The chief executive officer and the former chief financial officer were included as investors. The investors represented their intention to acquire the shares for investment purposes only, and not with a view to resale or distribution, and appropriate restrictive legends were placed on each stock certificate issued pursuant to this offering. Each investor had ample access to the kind of information from the Company that a registration statement would include.

From August through November of 1997, the Company sold 1,487,763 shares of unrestricted common stock, and received $346,721 before offering costs. As before, no underwriters were used, and no commissions paid. Offering costs were limited to approximately $4,000 for legal fees. This offering was a private placement and in the opinion of legal counsel for the Company, was exempt from registration under the Securities Act and made in accordance with Regulation D. Further, the Company was eligible under Securities and Exchange Commission Rule 504, which allowed the shares sold in this private placement to be issued without restrictive legend. The recipients of these shares, primarily existing Company investors, or friends, relatives and business associates of the Company officers, directors and investors, represented their intention to acquire the shares for investment purposes only, and not with a view to resale or distribution.

In June 1998, the Company issued 500,000 shares of its common stock and granted an option to purchase an additional 500,000 shares in exchange for all of the shares of Wpg.Net, Inc., a Washington corporation. The shares and options were issued to DX3, Inc., a Washington corporation wholly owned by the three Wpg.Net shareholders. The options have an exercise price of $0.59 per share and vest ratably each month over a three year period subject to acceleration upon the achievement of certain revenue goals. No underwriters were used, and no commissions were paid. The issuances were a private placement and exempt from registration under Section 4(2) of the Securities Act. The transactions did not involve a public offering. There were three shareholders of Wpg.Net who were also the sole shareholders of DX3, each of whom was familiar with the Company. DX3 represented its intention to acquire the shares and option for investment purposes only, and not with a view to resale or distribution, and appropriate stop transfer instructions and restrictive legends indicating the transfer restrictions were placed on each stock certificate issued and will be placed on each stock certificate issued upon exercise of the options. Each individual had ample access to the kind of information from the Company that a registration statement would include.

During March and April of 1999, the Company sold 737,493 shares of unrestricted common stock, and received $999,942 less offering costs. No underwriters were used, and no commissions were paid. Legal fees approximated $5,000. This offering was a private placement and, in the opinion of counsel, was exempt from registration under the Securities Act and made in accordance with Regulation D. The Company was again eligible under Securities and Exchange Commission Rule 504, which allowed the shares sold in this private placement to be issued without restrictive legend. Because Rule 504 was changed effective April 7, 1999, the last sale of shares under this offering was made on April 6, 1999.
The recipients of these shares, primarily existing Company investors, or friends, relatives and business associates of the Company officers, directors and investors, represented their intention to acquire the shares for investment purposes only, and not with a view to resale or distribution.

On May 15, 1999, the Company issued an aggregate of 636,100 shares of common stock upon the exercise of options by three of the Company's executive officers. The exercise prices ranged from $0.18 to $0.625. No underwriters were used, and no commissions were paid. The issuances were exempt pursuant to Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act. The option grants were made under written compensatory contracts. Appropriate stop transfer instructions and restrictive legends indicating the transfer restrictions were placed on each stock certificate when issued.

During the period May 1999 to October 1999, the Company granted options to purchase 1,039,500 shares of its common stock to officers, employees and consultants. The exercise prices ranged from $0.75 to $1.10. The options vest over periods of 27 to 36 months from date of grant. No underwriters were used, and no commissions were paid. The issuances were exempt pursuant to Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act. The consultants were natural persons and the option grants were made under written compensatory contracts. Appropriate stop transfer instructions and restrictive legends indicating the transfer restrictions will be placed on each stock certificate when issued.

During the period July 1, 1999 to December 31, 1999, the Company sold 757,720 shares of restricted common stock, and received $1,140,000. No underwriters were used and no commissions were paid. The sales were a private placement and, in the opinion of counsel, exempt from registration under Section 4(2) of the Securities Act. The transactions did not involve a public offering. There were eleven offerees and nine purchasers, each of whom was an accredited investor, and familiar with the Company and four of whom were existing shareholders. The investors represented their intention to acquire the shares for investment purposes only, and not with a view to resale or distribution, and appropriate stop transfer instructions and restrictive legends indicating the transfer restrictions will be placed on each stock certificate when issued. Each individual had ample access to the kind of information from the Company that a registration statement would include.

As of July 31, 1999, the Company converted all of its outstanding convertible debt to equity. The convertible demand notes totaled $971,553 in aggregate principal amount and accrued interest at 10% per annum. The notes were convertible at rates ranging from $0.20 to $1.30 per share. In order to induce the conversion, the Company offered an additional three months of interest. Interest and principal were converted into an aggregate of 2,210,201 shares of the company's common stock. No underwriters were used, and no commissions were paid. The issuance of the Company's common stock upon the conversion of the notes was a private placement to 22 investors and exempt from registration under
Section 4(2) of the Securities Act. The investors represented their intention to acquire the shares for investment purposes only, and not with a view to resale or distribution, and appropriate stop transfer instructions and restrictive legends indicating the transfer restrictions will be placed on each stock certificate when issued. Each investor had ample access to the kind of information from the Company that a registration statement would include.

In November 1999, the Company issued an aggregate of $150,000 of 10% convertible demand notes due on demand after December 2000 to two accredited investors. The notes, principal and interest, are convertible into restricted shares of the Company's common stock at a rate of $2.50 per share. None of these notes have been converted. No underwriters were used, and no commissions were paid. The issuance of the Company's notes was a private placement exempt from registration under Section 4(2) of the Securities Act. Prior to conversion, the investors must represent their intention to acquire the conversion shares for investment purposes only, and not with a view to resale or distribution, and appropriate stop transfer instructions and restrictive legends indicating the transfer restrictions will be placed on each stock certificate when issued. Each investor had ample access to the kind of information from the Company that a registration statement would include.

During the period November 1999 to February 2000, the Company issued or committed to issuing warrants to purchase an aggregate of 870,000 shares of common stock to one consultant and four corporations at exercise prices which range from $2.00 to $25.00 in exchange for financial consulting and distribution and marketing services. No underwriters were used, and no commissions were paid. The warrants were issued or will be issued as a private placement exempt from registration under Section 4(2) of the Securities Act. The warrant holders represented their intention to acquire the warrants for investment purposes only, and not with a view to resale or distribution, and appropriate stop transfer instructions and restrictive legends indicating the transfer restrictions will be placed on each warrant and each stock certificate when issued. Each warrant holder had ample access to the kind of information from the Company that a registration statement would include.

During the period December 1, 1999 to February 24, 2000, the Company sold 2,802,000 shares of Series 1-A Convertible Preferred Stock to 46 accredited investors and received $7,005,000 less offering costs. Each share of preferred stock is initially convertible into one share of common stock at the election of the holder, upon an underwritten public offering with aggregate proceeds to the Company of at least $10 million or upon the election of a majority of the outstanding shares of preferred stock. No underwriters were used. Offering costs were approximately $151,269 including transfer agent fees, printing costs, legal fees and commissions or finders' fees. The offering was a private placement made in accordance with Regulation D. All of the purchasers were accredited investors. No form of general solicitation or general advertising was used for any offer or sale. The investors represented their intention to acquire the shares for investment purposes only, and not with a view to resale or distribution, and appropriate restrictive legends were placed on each stock certificate issued pursuant to this offering.

In connection with the sales of the Series 1-A Convertible Preferred Stock, the Company issued warrants to purchase an aggregate 386,691 shares of common stock at exercise prices ranging from $2.50 to $6.00 as additional finder's fees and commissions and for other services in connection with the offering. No underwriters were used, and no commissions were paid. The warrants were issued to five consultants and as a private placement exempt from registration under
Section 4(2) of the Securities Act. The warrant holders represented their intention to acquire the warrants for investment purposes only, and not with a view to resale or distribution, and appropriate stop transfer instructions and restrictive legends indicating the transfer restrictions will be placed on each warrant and each stock certificate when issued. Each investor had ample access to the kind of information from the Company that a registration statement would include.

On January 17, 2000, the Company granted options to purchase an aggregate of 78,750 shares of common stock to 6 key employees exercisable at $1.66 per share. No underwriters were used, and no commissions were paid. The grants were intended to be private placements exempt from registration under Section 4(2) of the Securities Act. The option grants were made under written compensatory contracts. Appropriate stop transfer instructions and restrictive legends indicating the transfer restrictions will be placed on each stock certificate when issued.

On February 23, 2000, the Company granted options to purchase an aggregate of 125,000 shares of common stock to an executive officer exercisable at $2.50 per share. No underwriters were used, and no commissions were paid. The grants were a private placement exempt from registration under Section 4(2) of the Securities Act. The option grants were made under written compensatory contracts. Appropriate stop transfer instructions and restrictive legends indicating the transfer restrictions will be placed on each stock certificate when issued.

On March 27, 2000, the Company granted options to purchase an aggregate of 100,000 shares of common stock to an executive officer exercisable at $3.00 per share.

During the period August 28, 2000 to September 18, 2000, the Company sold 1,672,328 shares of Series 2-A Convertible Preferred Stock to 25 accredited investors and received $10,719,623 less offering costs. Each share of preferred stock is initially convertible into one share of common stock at the election of the holder, upon an underwritten public offering with aggregate proceeds to the Company of at least $10 million or upon the election of a majority of the outstanding shares of preferred stock. Each purchaser also received a warrant to purchase common stock at an exercise price of $6.41 per share with a five year term. The aggregate of such shares of common stock is 145,550. No underwriters were used. Offering costs were approximately $465,225 including transfer agent fees, printing costs, legal fees and commissions or finders' fees. The offering was a private placement made in accordance with Regulation
D. All of the purchasers were accredited investors. No form of general solicitation or general advertising was used for any offer or sale. The investors represented their intention to acquire the shares for investment purposes only, and not with a view to resale or distribution, and appropriate restrictive legends were placed on each stock certificate issued pursuant to this offering.

In connection with the sales of the Series 2-A Convertible Preferred Stock, the Company issued warrants to purchase an aggregate 144,881 shares of common stock at exercise prices ranging from $6.41 to $6.69 as additional finder's fees and commissions and for other services in connection with the offering. No underwriters were used, and no commissions were paid. The warrants were issued to two consultants and as a private placement exempt from registration under
Section 4(2) of the Securities Act. The warrant holders represented their intention to acquire the warrants for investment purposes only, and not with a view to resale or distribution, and appropriate stop transfer instructions and restrictive legends indicating the transfer restrictions will be placed on each warrant and each stock certificate when issued. Each investor had ample access to the kind of information from the Company that a registration statement would include.

In connection with the Company's reincorporation in Delaware, the Company issued a warrant to purchase 1,500 shares of common stock at an exercise price of $13.00 as consideration for the name change of V-Source, Inc., a Delaware corporation (a corporation unrelated to Vsource, Inc.), to Arizon, Inc., a Delaware corporation. No underwriters were used, and no commissions were paid. The warrant was issued as a private placement exempt from registration under
Section 4(2) of the Securities Act.

The Company expects to issue 1,130,950 shares of common stock and options and warrants for which 478,069 shares of common stock must be reserved in connection with the impending acquisition of Online Transaction Technologies, Inc.

No underwriters will be used, and no commissions will be paid. The securities will be issued as private placements except from registration under Section 4(2) at the Securities Act.

                                   EXHIBITS

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------

3.1(*)         Certificate of Incorporation incorporated herein by reference to
               Exhibit 3.1 to Registrant's Form 8-K for the period ended October 30, 2000 (SEC File No. 000-30326)

3.2(*) Bylaws incorporated herein by reference to Exhibit 3.2 to Registrant's Form 8-K for the period ended October 30, 2000 (SEC File No. 000-30326)

4.1(*) Certificate of Designation of Series 2-A Convertible Preferred Stock incorporated herein by reference to Exhibit 4.1 to Registrant's Form 8-K for the period ended October 30, 2000 (SEC File No. 000-30326)

4.2(*)         Certificate of Merger incorporated herein by reference to Exhibit
               4.2 to Registrant's Form 8-K for the period ended October 30, 2000 (SEC File No. 000-30326)

4.3(*) Form of Series 3 Convertible Demand Note incorporated herein by reference to Exhibit 3.2 to Registrant's Registration Statement on Form 10-SB filed on September 21, 1999 (SEC File No. 000-26563)

4.4(*) Form of Series 2 Convertible Demand Note incorporated herein by reference to Exhibit 3.3 to Registrant's Registration Statement on Form 10-SB filed on September 21, 1999 (SEC File No. 000-26563)

4.5(*) Form of Common Stock Purchase Warrant incorporated herein by reference to Registrant's Form 8-K filed September 26, 2000 (SEC File No. 000-30326)

4.6(*) Form of Registration Rights Agreement incorporated herein by reference to Registrant's Form 8-K filed September 26, 2000 (SEC File No. 000-30326)

5.1            Opinion of Sheppard, Mullin, Richter & Hampton LLP

10.1(*) Distribution and Marketing Agreement between Vsource, Inc. and U.S. West Interprise America, Inc. dated February 15, 2000 incorporated herein by reference to Exhibit 10.1 to Registrant's Form 10-KSB filed May 11, 2000 (SEC File No. 000-30326)

10.2(*) Ventura Professional Center First Amendment to Lease between Virtual Source, Inc. and Security National Properties, LLC, dated October 27, 1998 incorporated herein by reference to Exhibit 10.2 to Registrants Form 10-KSB filed May 11, 2000 (SEC File No. 000-30326)

10.3(*) Lease - Razore Land Company, Landlord and Interactive Buyers Network International, Tenant, dated October 11, 1999 incorporated herein by reference to Exhibit 10.3 to Registrants Form 10-KSB filed May 11, 2000 (SEC File No. 000-30326)

10.4(*) Promissory Note by Robert C. McShirley dated October 11, 2000 incorporated herein by reference to Exhibit 10.4 to Registrant's Form 10-QSB filed December 15, 2000 (SEC File No. 000-30326)

10.5(*) Pledge and Security Agreement with Robert C. McShirley dated October 11, 2000 incorporated herein by reference to Exhibit 10.5 to Registrant's Form 10-QSB filed December 15, 2000 (SEC File No. 000-30326)

10.6(*) Promissory Note by P. Scott Turner dated October 13, 2000 incorporated herein by reference to Exhibit 10.6 to Registrant's Form 10-QSB filed December 15, 2000 (SEC File No. 000-30326)

10.7(*) Promissory Note by Sandford T. Waddell dated September 18, 2000 incorporated herein by reference to Exhibit 10.7 to Registrant's Form 10-QSB filed December 15, 2000 (SEC File No. 000-30326)

10.8(*) Pledge and Security Agreement with Sandford T. Waddell dated September 18, 2000 incorporated herein by reference to Exhibit
               10.8 to Registrant's Form 10-QSB filed December 15, 2000 (SEC File No. 000-30326)

10.9(*) Promissory Note by P. Scott Turner dated September 18, 2000 incorporated herein by reference to Exhibit 10.9 to Registrant's Form 10-QSB filed December 15, 2000 (SEC File No. 000-30326)

10.10(*) Pledge and Security Agreement with P. Scott Turner dated September 18, 2000 incorporated herein by reference to Exhibit
               10.10 to Registrant's Form 10-QSB filed December 15, 2000 (SEC File No. 000-30326)

10.11(*) Agreement and Plan of Merger dated as of December 14, 2000 incorporated herein by reference to Exhibit 10.11 to Registrant's Form 10-QSB filed December 15, 2000 (SEC File No. 000-30326)

21.1           Subsidiaries of the Registrant

23.1           Consent of Independent Auditor, Grant Thornton LLP

23.2           Consent of Independent Auditor, Lucas, Horsfall, Murphy &
               Pindroh, LLP

27.1(**)       Financial Data Schedule

99.1(*) Vsource, Inc. 2000 Stock Option Plan incorporated herein by reference to Exhibit 99.1 to Registrant's Form 10-QSB/A filed September 25, 2000 (SEC File No. 000-30326)
______________

*    Previously filed with Securities and Exchange Commission.
**   Filed electronically via EDGAR.

                                 UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any additional or changed material information on the plan of distribution.

(2) That, for determining liability under the Securities Act of 1933, treat each such post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of such securities at the time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act o 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that its has reasonable grounds to believe that it meets all of the requirements for the filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ventura, State of California, on December 29, 2000.


                               VSOURCE, INC.



                               By:  /s/ ROBERT C. MCSHIRLEY
                                    ____________________________________________
                                    Robert C. McShirley
                                    President, Chief Executive Officer
                                    and Director (Principal Executive Officer)



                               By:  /s/ SANDFORD T. WADDELL
                                    ____________________________________________
                                    Sandford T. Waddell
                                    Chief Financial Officer and
                                    Secretary (Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature                  Title                        Date
---------                  -----                        ----


/s/ ROBERT C. MCSHIRLEY    Chief Executive Officer,
_______________________    President and Director       December 29, 2000
Robert C. McShirley



/s/ SANDFORD T. WADDELL    Chief Financial Officer
_______________________    and Secretary (Principal     December 29, 2000
Sandford T. Waddell        Accounting Officer)



/s/ SAMUEL E. BRADT
_______________________    Director                     December 29, 2000
Samuel E. Bradt


/s/ SCOTT T. BEHAN
_______________________    Director                     December 29, 2000
Scott T. Behan


/s/ ROBERT N. SCHWARTZ
_______________________    Director                     December 29, 2000
Robert N. Schwartz


/s/ RAMIN KAMFAR
_______________________    Director                     December 29, 2000
Ramin Kamfar

                               INDEX TO EXHIBITS


Exhibit No.                      Description                       Page
-----------                      -----------                       ----

3.1(*)         Certificate of Incorporation incorporated herein by reference to
               Exhibit 3.1 to Registrant's Form 8-K for the period ended October 30, 2000 (SEC File No. 000-30326)

3.2(*) Bylaws incorporated herein by reference to Exhibit 3.2 to Registrant's Form 8-K for the period ended October 30, 2000 (SEC File No. 000-30326)

4.1(*) Certificate of Designation of Series 2-A Convertible Preferred Stock incorporated herein by reference to Exhibit 4.1 to Registrant's Form 8-K for the period ended October 30, 2000 (SEC File No. 000-30326)

4.2(*)         Certificate of Merger incorporated herein by reference to Exhibit
               4.2 to Registrant's Form 8-K for the period ended October 30, 2000 (SEC File No. 000-30326)

4.3(*) Form of Series 3 Convertible Demand Note incorporated herein by reference to Exhibit 3.2 to Registrant's Registration Statement on Form 10-SB filed on September 21, 1999 (SEC File No. 000-26563)

4.4(*) Form of Series 2 Convertible Demand Note incorporated herein by reference to Exhibit 3.3 to Registrant's Registration Statement on Form 10-SB filed on September 21, 1999 (SEC File No. 000-26563)

4.5(*) Form of Common Stock Purchase Warrant incorporated herein by reference to Registrant's Form 8-K filed September 26, 2000 (SEC File No. 000-30326)

4.6(*) Form of Registration Rights Agreement incorporated herein by reference to Registrant's Form 8-K filed September 26, 2000 (SEC File No. 000-30326)

5.1            Opinion of Sheppard, Mullin, Richter & Hampton LLP

10.1(*) Distribution and Marketing Agreement between Vsource, Inc. and U.S. West Interprise America, Inc. dated February 15, 2000 incorporated herein by reference to Exhibit 10.1 to Registrant's Form 10-KSB filed May 11, 2000 (SEC File No. 000-30326)

10.2(*) Ventura Professional Center First Amendment to Lease between Virtual Source, Inc. and Security National Properties, LLC, dated October 27, 1998 incorporated herein by reference to Exhibit 10.2 to Registrants Form 10-KSB filed May 11, 2000 (SEC File No. 000-30326)

10.3(*) Lease - Razore Land Company, Landlord and Interactive Buyers Network International, Tenant, dated October 11, 1999 incorporated herein by reference to Exhibit 10.3 to Registrants Form 10-KSB filed May 11, 2000 (SEC File No. 000-30326)

10.4(*) Promissory Note by Robert C. McShirley dated October 11, 2000 incorporated herein by reference to Exhibit 10.4 to Registrant's Form 10-QSB filed December 15, 2000 (SEC File No. 000-30326)

10.5(*) Pledge and Security Agreement with Robert C. McShirley dated October 11, 2000 incorporated herein by reference to Exhibit 10.5 to Registrant's Form 10-QSB filed December 15, 2000 (SEC File No. 000-30326)

10.6(*) Promissory Note by P. Scott Turner dated October 13, 2000 incorporated herein by reference to Exhibit 10.6 to Registrant's Form 10-QSB filed December 15, 2000 (SEC File No. 000-30326)

10.7(*) Promissory Note by Sandford T. Waddell dated September 18, 2000 incorporated herein by reference to Exhibit 10.7 to Registrant's Form 10-QSB filed December 15, 2000 (SEC File No. 000-30326)

10.8(*) Pledge and Security Agreement with Sandford T. Waddell dated September 18, 2000 incorporated herein by reference to Exhibit
               10.8 to Registrant's Form 10-QSB filed December 15, 2000 (SEC File No. 000-30326)

10.9(*) Promissory Note by P. Scott Turner dated September 18, 2000 incorporated herein by reference to Exhibit 10.9 to Registrant's Form 10-QSB filed December 15, 2000 (SEC File No. 000-30326)

10.10(*) Pledge and Security Agreement with P. Scott Turner dated September 18, 2000 incorporated herein by reference to Exhibit
               10.10 to Registrant's Form 10-QSB filed December 15, 2000 (SEC File No. 000-30326 )

10.11(*) Agreement and Plan of Merger dated as of December 14, 2000 incorporated herein by reference to Exhibit 10.11 to Registrant's Form 10-QSB filed December 15, 2000 (SEC File No. 000-30326)

21.1           Subsidiaries of the Registrant

23.1           Consent of Independent Auditor, Grant Thornton LLP

23.2           Consent of Independent Auditor, Lucas, Horsfall, Murphy &
               Pindroh, LLP

27.1(**)       Financial Data Schedule

99.1(*) Vsource, Inc. 2000 Stock Option Plan incorporated herein by reference to Exhibit 99.1 to Registrant's Form 10-QSB/A filed September 25, 2000 (SEC File No. 000-30326)
______________

*    Previously filed with Securities and Exchange Commission.
**   Filed electronically via EDGAR.